UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1 /AMENDED REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CRC Crystal Research Corporation
(Name of small business issuer in its charter)

Nevada	2800	86-0728263
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4952 East Encanto Street
Mesa, Arizona 85205
(480) 452-3301
(Address and telephone number of registrant’s principal executive offices)

Corporate Services Group, LLC
723 South Casino Center Boulevard
Las Vegas, Nevada 89101-6716
Telephone (800) 354-4004
Facsimile (702) 471-1012
(Name, address and telephone number of agent for service)

Copies to:
Joseph Lambert Pittera, Esq.
Law Offices of Joseph Lambert Pittera 2214 Torrance Boulevard Torrance, California 90501 Telephone: (310) 328-3588 Facsimile No. (310) 328-3063

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ ____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐_______________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐ _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer    ☐                                                                Accelerated filer     ☐

Non-accelerated filer      ☐                                                                Smaller reporting company     ☒

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum(3) aggregate offering price	Amount of registration fee (1)
Common Stock	2,494,605	$0.001	$2,495.00	$0.10

(1)           This is an initial offering and no current trading market exists for our common stock.  The price paid for the currently issued and outstanding common stock was valued at $.001 per share.
(2)           Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(3)           Registrant shall not receive any part of the proceeds from this registration.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Prospectus

CRC Crystal Research Corporation
2,494,605  Shares of Common Stock
$.001 per share
$2,495.00

CRC Crystal Research Corporation (“Company”) is registering  2,494,605 shares of its common stock at a fixed price of $0.001 per share distributed among 54 shareholders for which the Company will derive no financial benefit.

CRC Crystal Research Corporation is a development stage, start-up company and currently has limited operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a complete loss of your investment.

Prior to this offering, there has been no public market for CRC Crystal Research Corporation’s common stock.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	2,494,605	$0.001	$0.00	$0

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See the section titled “Risk Factors” herein beginning on Page 5 of this Prospectus .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. CRC Crystal Research Corporation may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

CRC Crystal Research Corporation does not plan to use this offering prospectus before the effective date.

Subject to Completion, Dated __________, 200__

TABLE OF CONTENTS

PAGE

SUMMARY OF PROSPECTUS	5
General Information about Our Company	5
The Offering	5
RISK FACTORS	6
RISKS ASSOCIATED WITH OUR COMPANY	6
RISKS ASSOCIATED WITH THIS OFFERING	10
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	14
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	14
SELLING SECURITY HOLDERS	14
PLAN OF DISTRIBUTION	16
Offering will be Sold by Our Officer and Director	16
Terms of the Offering	16
Deposit of Offering Proceeds	17
Procedures for and Requirements for Subscribing	17
DESCRIPTION OF SECURITIES	17
INTEREST OF NAMED EXPERT AND COUNSEL	18
DESCRIPTION OF OUR BUSINESS	18
General Information	18
Industry Background	19
Principal Products and their Markets	21
Distribution Methods	23
Status of Any Publicly Announced Products	23
Competition	24
Sources and Availability of Products	24
Dependence on One of a Few Major Customers	24
Patents and Trademarks	25
Need for Any Government Approval of Principal Products	26
Government and Industry Regulation	26
Research and Development Activities	26
Environmental Laws	27
Employees and Employment Agreements	27
DESCRIPTION OF PROPERTY	27
LEGAL PROCEEDINGS	27
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	27
FINANCIAL STATEMENTS	29
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	29
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	35
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON	35
EXECUTIVE COMPENSATION	38
STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN	39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	40
INDEMNIFICATION	42
AVAILABLE INFORMATION	42

CRC Crystal Research Corporation
4952 East Encanto Street
Mesa, Arizona 85205

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus.  In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and “CRC” are to CRC Crystal Research Corporation

GENERAL INFORMATION ABOUT OUR COMPANY

CRC Crystal Research Corporation (the "Company" or the "Registrant") was incorporated in the State of Nevada on June 9, 2006. The Company is the successor in interest to CRC Crystal Research Corporation (“Arizona CRC”), which was incorporated in the State of Arizona on March 22, 1993.  On June 10, 2006, the board of directors of the Company and Arizona CRC approved their merger for the purpose of re incorporating   the Arizona CRC in the State of Nevada.  The re incorporation was completed by the filing of Articles of Merger with the Secretary of State of Nevada on September 20, 2006 and with the Secretary of State of Arizona on September 21, 2006.  The Company was formed by Dr. Kiril Pandelisev to commercialize patents for new technology and innovative crystal growing processes in the manufacture Crystals and new and improved Crystal Products based on his patents. The technology encompasses a new crystal growth   design, new crystal growing processes, and fabrication of new and more sensitive Crystal Products. Management believes that the new technology allows the Company to manufacture Crystal Products faster, less expensively, and at a higher quality level than that which current industry methods allow.

The Company has a non-exclusive license to all technology owned by Single Crystal Technologies, Inc. (“SCT”), which is owned by Dr. Kiril A. Pandelisev.  The licensed technology includes patents, whether approved, pending or in process of filing, other contractual agreements, and technical measures relating to the manufacture of Crystals, Crystal Products and ultra pure materials.  The Company plans to raise capital to fund the development of initial manufacturing capabilities to grow Crystals and manufacture Crystal Products for sale in various industrial markets. The Company has never produced any Crystal Products or other products for commercial sale.  The company plans to raise funds from accredited investors, venture funds, potential customers, government funds, hedge funds, research grants, other credible funding sources for our technology.

Our auditors have issued a going concern opinion in which they have raised substantial doubt as to the continuing viability of the Company.

THE OFFERING

Following is a brief summary of this offering.  Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Registered:	2,494,605 common shares, par value $0.001

Offering Price per Share:	$0.001 for a total of $2,495.00

Offering Period:	The Offering Period shall remain open.

Net Proceeds to Our Company:	$0

Use of Proceeds:	None

Number of Shares Outstanding Before the Offering:	13, 3 70,270

Number of Shares Outstanding After the Offering:	13, 3 70,270

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

RISK FACTORS

RISKS ASSOCIATED WITH OUR COMPANY:

This investment has a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this registration .  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.  This means you could lose all or a part of your investment.

RISKS RELATING TO OUR COMPANY

We are a development stage company, and have a limited operating history on which to evaluate our potential for future success.

We are a development stage company, and have yet to produce or sell any products or services.  We have only a limited operating history upon which you can evaluate our business and prospects, and have yet to develop sufficient experience regarding actual revenues to be received from our crystal products.  You must consider the risks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets.  If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

Our business is dependent on raising capital to begin operations.

Our business involves the development of the manufacturing capability to exploit technology that we license from Singe Crystal Technologies, Inc., an Arizona corporation (“SCT”), an affiliate of Dr. Kiril A. Pandelisev, our founder, controlling stockholder, sole officer, and one of our directors, to manufacture crystal products.  We estimate that we need at least $1,000,000 to begin business and more funding to expand. The initial $1,000,000 are funds marked to prepare for production readiness. This funding will allow the company to prepare for initial production, produce several types of fully tested prototypes aimed at different segments of the market and begin production.  The amount needed for expansion will vary depending on the growth curve the company adopts at the time of funding.   While we have spoken to various investment banks and investors, at this time we do not have any commitment for the necessary capital.  Accordingly, we do not know if we will be able to raise any capital, or whether the terms will be beneficial or detrimental to existing shareholders.  If we are not able to raise capital to begin business, we may never commence operations and our shares will be worthless.

Our business is dependent on licensed technology.

Our ability to utilize a unique process to manufacture crystal products for industry applications which are higher quality and less expensive than those presently produced is solely dependent on the non-exclusive license of technology owned by SCT.  The original license agreement (the “License”) only gives us the non-exclusive right to use the patents and other technology owned by SCT for their lifetime (including extensions), and can be terminated at SCT’s option if we fail to commence production of products using the technology by September 25, 2008, or if we breach the License or file for bankruptcy.  In May of 2008 SCT and CRC have agreed to renew and extend the licensing agreement, until September 25, 2010 , however no written extension has been entered into as of the current date. An additional $50,000 has been added to the initial signing fees. The second $50,000 is payable when the company’s cumulative raise is $3 million or more or its product sales exceed $1 Million, whichever comes first.

We may not be able to accommodate rapid growth which could decrease revenues and result in a loss of customers.

We currently have  six officers and are in process of hiring the first three employees.  To manage anticipated growth, we must develop operational, financial and management information systems.  We must also hire, train and retain additional qualified personnel, and effectively manage our relationships with end users, suppliers and other third parties.  Our expansion will place a significant strain on our current services and support operations, sales and administrative personnel, capital and other resources.  We could also experience difficulties meeting demand for our products.  We cannot guarantee that our systems, procedures or controls will be adequate to support operations, or that management will be capable of fully exploiting the market.  Our failure to effectively manage growth could adversely affect our business and financial results.

RISKS ASSOCIATED WITH OUR COMPANY - continued

The licensed technology is unproven in commercial production.

Our business plan is based on the commercial exploitation of technology we license from SCT, which consists of a combination of patents and technical know-how.  To date, the technology has not been deployed in actual commercial production, and therefore is unproven in that context.

Furthermore, the technology has not been deployed to manufacture crystal products of the size that CRC Crystal Research intends to manufacture.  It is possible that the technology will not work as well when deployed to make commercial quantities of crystal product, or that significant additional research and development will be necessary to perfect the technology.

We may face high costs associated with  protection of our patented products from infringement by Third Parties.

CRC Crystal Research’s business plan is based on the commercial exploitation of technology it licenses on a non-exclusive basis from SCT.  To protect its technology and confidential information, SCT relies upon a combination of patents, contractual agreements, and technical measures to protect the confidential information, know-how and proprietary rights relating to its manufacture of crystal products.  Such protection, however, may not preclude competitors from developing crystal products which have similar characteristics as those developed by CRC Crystal Research.  Furthermore, not all patents on which we may rely have been granted.  Under the License, CRC Crystal Research bears the burden of prosecuting any patent applications in any countries to which it wishes to extend patent protection for SCT’s patents.  In addition, we are responsible for prosecuting any infringement actions against third parties who may be infringing on any patents used by CRC Crystal Research and defending any infringement actions brought by competitors involving patents used by CRC Crystal Research.  The cost of prosecuting and defending patent infringement actions is very high, and may place a severe financial strain on CRC Crystal Research.  We do not believe that any of the licensed technology infringe s upon the proprietary rights of any third party.  There can be no assurance, however, that third parties will not assert infringement claims against CRC Crystal Research or SCT in the future.  The successful assertion of such claims could have an affect on CRC Crystal Research’s business, operating results and financial condition.

Our management has conflicts of interest.

Our founder and majority stockholder, Dr. Pandelisev, is also the founder and majority stockholder of SCT, which has licensed CRC Crystal Research the technology which is the basis of our business plan.  The interests of Dr. Pandelisev and SCT may diverge from the interests of our stockholders in the future.  In addition, Dr. Pandelisev is engaged in other business activities outside of CRC Crystal Research.  There exist potential conflicts of interest including, among other things, time, effort and business combinations with other such entities.

Our success is dependent on the continued services of Dr. Pandelisev.

Our success largely depends on the efforts and abilities of Dr. Pandelisev.  The loss of the services of Dr. Pandelisev could materially harm our business because of the cost and time necessary to replace and train a replacement and because he possesses unique knowledge of the underlying technology that is the core of our business.  We do not presently maintain key-man life insurance policies on Dr. Pandelisev.  In addition, we need to attract additional high quality sales, technical and consulting personnel.  To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract the sufficient number and quality of staff.

Our management has limited experience and may miss certain business opportunities.

Our success will be dependent on our management.  Our officers and directors have only limited experience in the business activities in which we intend to engage.  Management believes it has sufficient experience to implement our business plan, although there is no assurance that additional managerial assistance will not be required.

RISKS ASSOCIATED WITH OUR COMPANY - continued

Any failure to maintain adequate general liability, commercial, and product liability insurance could subject us to significant losses of income.

We do not currently carry general liability, product liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or product liability claims.  Any general, commercial and/or product liability claims will have a material adverse effect on our financial condition.  There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

The report of our independent auditors indicates uncertainty concerning our ability to continue as a going concern and this may impair our ability to raise capital to fund our business plan.

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.  We cannot assure you that this will not impair our ability to raise capital on attractive terms.  Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

Our top officers have no experience in public company reporting and limited experience in financial accounting, which could impair our ability to satisfy public company filing requirements and increase our securities compliance costs.

Our management team has limited experience in a publicly-traded company, or in complying with the regulatory requirements applicable to a public company.  As a result, we could have difficulty satisfying the regulatory requirements applicable to public companies, which could adversely affect the market for our common stock.

The Concentration of Control by our majority shareholder Dr. Pandelisev may impede future business development.

Dr. Pandelisev currently owns or controls over 66 percent of our issued and outstanding common stock.  Consequently, Dr. Pandelisev  has the ability to influence control of our operations and will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

•	Election of the board of directors;

•	Removal of any directors;

•	Amendment of our articles of incorporation or bylaws; and

•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Dr. Pandelisev will thus have substantial influence over our management and affairs, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquiror from making a tender offer for the common stock.

Our future revenues are unpredictable and our quarterly operating results may fluctuate significantly.

We have a very limited operating history, and have no revenue to date.  We cannot forecast with any degree of certainty whether any of our products or services will ever generate revenue or the amount of revenue to be generated by any of our products or services.  In addition, we cannot predict the consistency of our quarterly operating results.  Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

RISKS ASSOCIATED WITH OUR COMPANY - continued

•	Our ability to attract new and repeat customers;

•	Our ability to keep current with the evolving requirements of our target market;

•	Our ability to protect our proprietary technology;

•	The ability of our competitors to offer new or enhanced products or services; and

•	Unanticipated delays or cost increases with respect to research and development.

Because of these and other factors, we believe that quarter-to-quarter comparisons of our results of operations are not good indicators of our future performance.  If our operating results fall below the expectations of securities analysts and investors in some future periods, then our stock price may decline.

Acts of terrorism, responses to acts of terrorism and acts of war may impact our business and our ability to raise capital.

Future acts of war or terrorism, national or international responses to such acts, and measures taken to prevent such acts may harm our ability to raise capital or our ability to operate.  In addition, the threat of future terrorist acts or acts of war may have effects on the general economy or on our business that are difficult to predict.  We are not insured against damage or interruption of our business caused by terrorist acts or acts of war.

We may fail to establish and maintain strategic relationships.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances.  We may not be able to enter into these strategic partnerships on commercially reasonable terms, or at all.  Even if we enter into strategic alliances, our partners may not attract significant numbers of customers or otherwise prove advantageous to our business.  Our inability to enter into new distribution relationships or strategic alliances could have a material and adverse effect on our business.

We may not be able to develop a market for our crystal products, which will most likely cause our stock price to decline.

The demand and price for our crystal products will be based upon the existence of markets for them.  The extent to which we may gain a share of our intended markets will depend, in part, upon the cost effectiveness and performance of our crystal products when compared to alternative crystal products, which may be conventional or heretofore unknown.  If the crystal products of other companies provide more cost-effective alternatives or otherwise outperform our crystal products, the demand for our crystal products may be adversely affected.  Our success will be dependent upon market acceptance of our crystal products.  Failure of our crystal products to achieve and maintain meaningful levels of market acceptance would materially and adversely affect our business, financial condition, results of operations and market penetration.  This would likely cause our stock price to decline.

We may have difficulty in attracting and retaining management and outside independent members to our board of directors as a result of their concerns relating to their increased personal exposure to lawsuits and stockholder claims by virtue of holding these positions in a publicly-held company.

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers’ liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry directors and officers’ liability insurance.  Directors and officers’ liability insurance has recently become much more expensive and difficult to obtain.  If we are unable to provide directors and officers’ liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

RISKS ASSOCIATED WITH OUR COMPANY - continued

We may lose potential independent board members and management candidates to other companies that have greater directors and officers’ liability insurance to insure them from liability or to companies that have revenues or have received greater funding to date which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

Legislative actions and potential new accounting pronouncements are likely to impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings, which will have an impact on our future financial position and results of operations.  The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives have increased our general and administrative costs as we have incurred increased legal and accounting fees to comply with such rule changes.  Further, proposed initiatives are expected to result in changes in certain accounting rules, including legislative and other proposals to account for employee stock options as a compensation expense.  These and other potential changes could materially increase the expenses we report under accounting principles generally accepted in the United States of America, and adversely affect our operating results.

Risks Associated With This Offering

You may be unable to sell your common stock at or above your purchase price, which may result in substantial losses to you.

The following factors may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments; and additions or departures of our key personnel.  Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market price, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Volatility in our common stock price may subject CRC Crystal Research to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities.  We may in the future be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

We may not achieve results similar to the financial projections in this Registration .

Any projections and related assumptions discussed in this registration were based on information about circumstances and conditions existing as of the date of this placement memorandum.  The projections and estimated financial results are based on estimates and assumptions that are inherently uncertain and, though considered reasonable by us, are subject to significant business, economic, and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond our control.  Accordingly, there can be no assurance that the projected results will be realized or that actual results will not be significantly lower than projected.  We do not intend to update the projections.  The inherent uncertainties in results increase materially for years closer to the end of the projected period.  Neither we nor any other person or entity assumes any responsibility for the accuracy or validity of the projections.

Risks Associated With This Offering - continued

We may need to raise additional capital.  If we are unable to raise necessary additional capital, our business may fail or our operating results and our stock price may be materially adversely affected.

Because we are a newly operational company, we need to secure adequate funding.  If we are unable to obtain adequate funding, we may not be able to successfully develop and market our crystal products and our business will most likely fail.  We do not have commitments for additional financing.  To secure additional financing, we may need to borrow money or sell more securities, which may reduce the value of our outstanding securities.  We may be unable to secure additional financing on favorable terms or at all.

Selling additional stock, either privately or publicly, would dilute the equity interests of our stockholders.  If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility.  If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.

Our issuance of additional common stock in exchange for services or to repay debt would dilute your proportionate ownership and voting rights and could have a negative impact on the market price of our common stock.

Our board of directors may generally issue shares of common stock to pay for debt or services, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time.  For the past three years and for the year ended December 31, 2007, we issued a total of 8,469,844 shares in payment for debt and services.  It is likely that we will issue additional securities to pay for services and reduce debt in the future.  It is possible that we will issue additional shares of common stock under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our articles of incorporation and the existence of indemnification rights for our directors, officers and employees may result in substantial expenditures by CRC Crystal Research and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation contain provisions which eliminate the liability of our directors for monetary damages to CRC Crystal Research and our stockholders.  Our bylaws also require CRC Crystal Research to indemnify our officers and directors.  We may also have contractual indemnification obligations under our agreements with our directors, officers and employees.  The foregoing indemnification obligations could result in CRC Crystal Research incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we may be unable to recoup.  These provisions and resultant costs may also discourage CRC Crystal Research from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit CRC Crystal Research and our stockholders.

Risks Associated With This Offering - continued

Our directors have the right to authorize the issuance of shares of our preferred stock and additional shares of our common stock.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series.  We have no intention of issuing shares of preferred stock at the present time.  Any issuance of shares of preferred stock could adversely affect the rights of holders of our common stock.

Should we issue additional shares of our common stock at a later time, each investor’s ownership interest in our stock would be proportionally reduced.  No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC Bulletin Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Dividend risk.

At present, we are not in a financial position to pay dividends on our common stock and future dividends will depend on our profitability.  Investors are advised that until such time the return on our common stock is restricted to an appreciation in the share price.

Anti-takeover provisions may impede the acquisition of CRC Crystal Research.

Certain provisions of the Nevada Revised Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination.  These provisions are intended to encourage any person interested in acquiring CRC Crystal Research to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction.  As a result, certain of these provisions may discourage a future acquisition of CRC Crystal Research, including an acquisition in which the stockholders might otherwise receive a premium for their shares.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our common stock is limited, which makes transactions in our stock cumbersome and may reduce the investment value of our stock.

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and

•	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and

•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Risks Associated With This Offering - continued

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Shares eligible for future sale by our current stockholders may adversely affect our stock price.

To date, we have had a very limited trading volume in our common stock.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about Crystal Research business, financial condition, and prospects that reflect Crystal Research management’s assumptions and beliefs based on information currently available. Crystal Research can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Crystal Research assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Crystal Research’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed advertising monitors that Crystal Research expects to market, Crystal Research’s ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Crystal Research functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

The Registrant shall not receive any part of the proceeds from the registration of the 2,494,605 common shares and therefore there is no Use of Proceeds.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock was determined based on the issuance of the common shares at the value of $.001 and bears no relationship to any objective criterion of value. The price does not bear any relationship to Crystal Research’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Tangible Book Value” is the amount that results from subtracting total liabilities and intangible assets from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Crystal Research’s issued and outstanding stock. This is due in part because of the common stock issued to the Crystal Research shareholders, officers, directors, and employees totaling 9,575,665 shares at par value $0.001 per share. Please refer to the section titled “Certain Transactions”, herein, for more information.  Registrant is seeking to register  2,494,605 common shares at a price of $0.001 per share.  No new shares are being registered.

SELLING SECURITY HOLDERS

The 54 selling shareholders are offering 2,494,605 shares of common stock already issued. The shares are included in the following table.

Except as otherwise noted, all of the above issuances were exempt from registration under Section 4(2) of the Securities Act.

The following table provides as of July 31 2008 information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

•	the number of shares owned by each prior to this offering;
•	the total number of shares that are to be offered for each;
•	the total number of shares that will be owned by each upon completion of the offering; assuming all shares are sold that are being registered;
•	the percentage owned by each; and
•	the identity of the beneficial holder of any entity that owns the shares.

SELLING SECURITY HOLDERS - continued

Name of Selling Shareholder	Shares Owned Prior to this Offering (1)	Percent (%)	Maximum Number of Shares Being Offered	Beneficial Ownership After the Offering	Percentage Owned Upon Completion of the Offering
Joseph Ansaroff	20,000.14%		20,000	0	0
Louie Ansaroff	18,000.13%		18,000	0	0
Stephen Ansaroff	124,000.92%		124,000	0	0
Arizona Dept. of Commerce	47,467.35%		47,467	0	0
Arizona Technology Incubator	44,000.32%		44,000	0	0
Wilbur E. Berry Jr.	40,000.29%		40,000	0	0
Blue Future, Inc.	54,000.40%		54,000	0	0
Craig Boeke	16,000.11%		16,000	0	0
David H. Boyle	3,000.02%		3,000	0	0
Kelly Burdick	50,000.37%		50,000	0	0
Capital Group Advisors, Inc.	6,000.04%		6,000	0	0
Kathleen M. Carter	14,000.10%		14,000	0	0
John & Nancy Crossman	7,000.05%		7,000	0	0
Andrei Damian Family Trust	50,000.37%		50,000	0	0
Sonja Dangeva	30,000.22%		30,000	0	0
Michael Denning	115,000.86%		115,000	0	0
Arthur V. Dusenberry Revocable Trust	20,000.14%		20,000	0	0
Mel D. Falca	30,000.22%		30,000	0	0
Darren Lee Geiger	10,000.07%		10,000	0	0
Evelyn Goeman	91,472.68%		91,472
Randy Goeman	50,000.37%		50,000	0	0
Teresa Gottardi	35,000.26%		35,000	0	0
Mark Hake	52,000.38%		52,000	0	0
Dennis Hall	50,000.37%		50,000	0	0
Tanya Horn	10,000.07%		10,000	0	0
HSP Group	9,267.06%		9,267	0	0
Joseph W. Janick	20,000.14%		20,000	0	0
Alex Jaramishian	100,000.74%		100,000	0	0
Paul R. Johnson	4,000.02%		4,000	0	0
Delbert T. Johnson Jr. TTEE	30,000.22%		30,000	0	0
Jonathan & Cora Kemp Revocable Trust	50,000.37%		50,000	0	0
Thomas A. & Donna J. Kent JTWROS	20,000.14%		20,000	0	0
Michael Lasiecki	7,200.05%		7,200	0	0
Patsy Lowry	40,000.29%		40,000	0	0
Arthur A. Loya	12,000.08%		12,000	0	0
Richard Mayo	10,000.07%		10,000	0	0
Lawrence D. McMillan	80,000.59%		80,000	0	0
McVay Drilling Co.	140,000	1.04%	140,000	0	0
Norwest Equity Partners	18,533.13%		18,533	0	0
Boris Pandelisev	100,000.74%		100,000	0	0
Don Roberts	27,600.20%		27,600	0	0
Salt River Project Commercial Credit	18,533.13%		18,533	0	0
S. Olivia Sefert	30,000.22%		30,000	0	0
William Robert Sharpe	30,000.22%		30,000	0	0
Thomas O. Shugarts TTEE	40,000.29%		40,000	0	0
Klaus Sivec	5,000.03%		5,000	0	0
Nikola Dimitre Stavrev	490,000	3.66%	490,000	0	0
Elizabeta Stavreva	50,000.37%		50,000	0	0
Daniela Stojkova	50,000.37%		50,000	0	0
Vitorio Vincis	40,000.29%		40,000	0	0
Nicola Vitanov	3,000.02%		3,000	0	0
Peter Warner	50,000.37%		50,000	0	0
Wasatch Venture Fund	18,533.13%		18,533	0	0
James M. Zimmer Jr.	14,000.10%		14,000	0	0
Total	2,494,605	18.65%	2,494,605	0	0

(1)
The number and percentage of shares beneficially owned is determined in accordance with the Rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days.

The percentages in the table above are based on the 13,370,270 shares of common stock outstanding on June 30, 2008, and assume that all shares being registered in this Prospectus are sold by the selling shareholders.

None of the selling shareholders are NASD registered broker-dealers or affiliates of NASD registered broker-dealers.

PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTOR

This is a self-underwritten offering.  This Prospectus is part of a Prospectus that permits our officer and directors to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares that are sold by him.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  Kiril A. Pandelisev, our officer and director, will see the Shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

They will register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.	Our officers and directors are not subject to a statutory disqualification, as that termis defined in Section 3(a)(39) of the Act, at the time of their participation; and

b.
Our officers and directors will not be compensated in connection with theirparticipation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our officers and directors are not, nor will they be at the time of their participationin the offering, an associated person of a broker-dealer; and

d.
Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i)  and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The Registrant intends to register  2,494,605 common shares at the fixed price of $.001 per share and will not receive any funds from the offering.

Sales by Selling Shareholders

The selling shareholders intend to sell 2,494,605 common shares at prevailing market prices or privately negotiated prices.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

•	on such public markets as the common stock may be trading;
•	in privately negotiated transactions; or
•	in any combination of these methods of distribution.

The sales price to the public may be:

•	the market price prevailing at the time of sale;
•	a price related to such prevailing market price; or
•	such other price as the selling shareholders determine.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may, among other things:

•	not engage in any stabilization activities in connection with our common stock;
•	furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and
•	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

PLAN OF DISTRIBUTION - continued

TERMS OF THE OFFERING - continued

None of the selling shareholders will engage in any electronic offer, sale or distribution of the shares. Further, neither we nor any of the selling shareholders have any arrangements with a third party to host or access our Prospectus on the Internet.

The selling shareholders and any underwriters, dealers or agents that participate in the distribution of our common stock may be deemed to be underwriters, and any commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Shares may be sold from time to time by the selling shareholders in one or more transactions at a fixed offering price, which may be changed, or at any varying prices determined at the time of sale or at negotiated prices. We may indemnify any underwriter against specific civil liabilities, including liabilities under the Securities Act.

DEPOSIT OF OFFERING PROCEEDS

The Company is receiving no funds from this offering.

PROCEDURES FOR AND REQUIREMENTS FOR SUBSCRIBING

There are no procedures or requirements for subscription as the Company is registering already issued and outstanding common shares.

DESCRIPTION OF SECURITIES

COMMON STOCK

The Company is authorized to issue 450,000,000 shares of common stock with a par value of $0.001 per share, and 50,000,000 shares of preferred stock with a par value of $0.001 per share. As of December 31, 2007, there were 12,327,449 shares of common stock were issued and outstanding, and no shares of preferred stock.  As of June 30, 2008 there were 13,370,270 common shares outstanding.

Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.  Holders of our common stock

(i)	have equal ratable rights to dividends from funds legally available therefore, if declared by our Board of Directors,

(ii)	are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

All of the Company's outstanding shares of common stock are validly issued, fully paid and non-assessable.  Integrity Stock Transfer, Inc. serves as transfer agent for the common stock.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this offering is completed, the present stockholders will own the same percentage of our outstanding common shares as the Company is not registering new shares but merely registering already issued and outstanding common shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to December 31, 200 7 , included in this prospectus has been audited by Moore & Associates, Chartered.  We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.  The reviewed financial statements for the  6 months ended  June 30 , 2008, prepared by the company are also included in this prospectus.

The Law Offices of Joseph L. Pittera, 2214 Torrance Boulevard, Suite 101, Torrance, California 90501, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

CRC Crystal Research Corporation (the "Company" or the "Registrant") was incorporated in the State of Nevada on June 9, 2006. The Company is the successor in interest to CRC Crystal Research Corporation (“Arizona CRC”), which was incorporated in the State of Arizona on March 22, 1993.  On June 10, 2006, the board of directors of the Company and Arizona CRC approved their merger in order to re incorporate the Arizona CRC in the State of Nevada.  The re incorporation process was completed by the filing of Articles of Merger with the Secretary of State of Nevada on September 20, 2006 and with the Secretary of State of Arizona on September 21, 2006.  The Company was formed by Dr. Kiril Pandelisev to commercialize patents for new technology and new crystal growing processes in the manufacture Crystals and new methods and technology for various crystals and Crystal Products. The technology encompasses a new crystal grower design, new crystal growing processes, and new technology for fabrication of various crystals and more sensitive Crystal and other Products. Management believes that the new technology will allow the Company to manufacture Crystal Products faster, less expensively, and at a higher quality level than that which current industry methods provide.  The Company has as of yet not developed a prototype for any of its potential products.

The Company has a non-exclusive license to all technology owned by Single Crystal Technologies, Inc. (“SCT”), which is owned by Dr. Kiril A. Pandelisev.  The licensed technology includes patents, whether approved, pending or in process of filing, other contractual agreements, and technical measures relating to the manufacture of Crystals, Crystal Products and ultra pure materials and products made from them.  The Company plans to raise capital to fund the development of initial manufacturing capabilities to manufacture Crystals, Crystal Products, ultra pure materials and products made from ultra pure materials and alloys for sale in various industrial markets. The Company has never produced any Crystal Products or other products for commercial sale.   The Company estimates that it will need approximately $1,000,000 to begin the manufacturing process.  This funding will allow the Company to prepare for initial production, and produce several types of fully tested prototypes aimed at different segments of the market.  The amount needed for expansion will vary depending on the growth curve of the Company at the time of funding.  Management has had discussions with at least two investment banks as well as a number of investors but has not received any commitments as of yet for the necessary funding.

CRC’s continuous plate method of growing flat plates of scintillation material crystal, based on CRC’s patented technology, applies a new solution to an old problem. Crystals can have any desired width, length and thickness equivalent to the needed detector dimensions. The improved melt-solid interface makes heat dissipation and thermal stress non-issues. The control of the purity of the molten material results in predetermined crystal purity and uniform dopant distribution that will result in better scintillation detectors.  The single crystallinity yield of the process is drastically increased and production costs are reduced proportionately. Furthermore, the analysis of Pastor (Hughes Laboratories, Malibu) in his patents indicates the space requirement for plate growth is at least 36 times less than that for the standard Bridgman-Stockbarger method.

CRC's continuous plate method solution goes way beyond that offered by any other method and provides real hope of the production and deployment of inexpensive and yet higher quality  scintillation crystals.

The initial equipment design and prototype building for the CRC’s crystal growth technology was done by SCT, LLC in collaboration with Sematech International (Austin, Texas) and the thermal modeling group from Sandia National Laboratories.

DESCRIPTION OF OUR BUSINESS - continued

GENERAL INFORMATION - continued

The thermal modeling of the CRC’s crystal growth process was done by Prof Motakef from MIT, now President of CAPE Simulations. The initial findings for growth of very low heat conductive crystals such as doped and undoped calcium fluoride (CaF2), sodium iodide (NaI) cesium iodide [CsI (Tl, Na)] or any other crystal are very favorable. The crystal growth process is very suitable for making rare earth (europium in particular) doped CaF2(Eu) scintillation plates (of any size) to be used for monitoring enemy laser targeting beams in the battle field or any other observational posts, or one can make low cost scintillation detectors to be used for various monitoring and warning systems. For instance, our modeling indicates production of 2 inch thick crystal plate material can be made 64 times faster. Considering the estimates by Pastor for 36 times less space requirements, and adding the labor, chemicals and power savings, the cost of the produced scintillation detector is only a small fraction of what would have been if the detector was made from a Bridgman-Stockbarger method made crystal.

Since inception the company remained as a development stage company. The initial offering provided for the initial prototype crystal growth, modest modeling efforts and initial products tested by third party. Our initial work within our Microscint™ project was focused on pressing and sintering thallium doped sodium iodide powders which resulted in rather mechanically strong scintillators. The initial scintillation properties were measured at Ludlum Instruments in Texas. Scintillation detectors made using this technique are expected to be mechanically strong and many scintillation materials can be fabricated using this method. Some may include scintillator alloys – multiple scintillator materials that emit different wavelengths combined into one detector.  Inexpensive, mechanically very strong and disposable scintillation detectors can be the result from this approach as well. The energy resolution of the crystal pilot line and the Microscint™ material show excellent energy resolution. The declining modest markets for scintillation products in the nineteen nineties and the “.com” era did not help with our fund raising efforts for expansion. The industrial size equipment development was initiated in January of 2000 in collaboration with SCT, LLC, Sematech International and Sandia National Laboratories. Growth of large crystal plates suitable for fabrication of various products for the Homeland Security, energy and semiconductor applications is now possible. The company plans to use this technology for its initial product lines. Our past discussions with Allied Signal (now part of Honeywell), Halliburton, GE Medical, Schlumberger, Lockheed Martin, Canon, Nikon, Intel, Zeiss, Shott Lithotech, Corning, and others indicate that we have very interesting technology that can make products for many industries. Public funding will be needed to provide for the growth of pur products in a planned manner.

INDUSTRY BACKGROUND

Crystals are very pure concentrations of elements or compounds that have been melted and then allowed to solidify in such a fashion that their atomic or molecular structure forms a crystal lattice.  A distinguishing characteristic of crystals is that they have a uniform, low energy state as compared to non-crystal concentrations of the same elements or compounds.  When certain impurities (or dopants) are intentionally added to a crystal, the properties of the crystal are altered.  Dopants can be added while the crystal is grown and/or during the processing of the crystal into a finished product.  One significant alteration is that, with certain impurities, the crystal can be made to react to electromagnetic waves, and the reaction can be detected with detection devices.  In addition, impurities at certain concentrations can alter the temperature at which the crystal will react to electromagnetic wages.  By measuring the strength of the reaction to electromagnetic waves, it is possible to measure features of an item or process that is emitting the electromagnetic waves.

The effectiveness and quality of a crystal is dependent on the purity of the element or compound used for the crystal, and the number of flaws in the crystal lattice structure, which is determined by the crystal growth process. Optical transmission, scintillation properties and heat tolerance also depend on the uniformity of a crystal, as well as the amount and uniformity of distributions of dopants within the crystal.  For instance, sodium iodide (NaI) in its pure state can detect gamma rays only at very low temperatures. By adding a small amount of Thallium metal to the crystal (about 0.01%), the crystal can detect gamma rays or nuclear particles at much higher temperatures. Sodium iodide detectors used in the medical imaging need only work at room temperature, while sodium iodide detectors used in energy exploration operate can be made to work in temperatures as high as 200oC by altering the concentrations of Thallium metal added as a dopant.

A wide variety of commercial and industrial applications have been developed to take advantage of the properties of crystals.  For example:

Medi c al Imaging:  In medical imaging applications (i.e., a CAT scan), sodium iodide crystals are shaped into plates and placed around a patient that has been injected with radioactive tracer material. The gamma rays emitted from the patient enter the crystal plates and cause a scintillation event, or flash of light, when they strike a Thallium atom which is used as the dopant.  A light sensor, such as photo multiplier tube (PMT), detects the scintillation events, converts each scintillation event into an electrical pulse and assigns coordinates to the scintillation event. Special electronics amplify these signals and analyze billions of events per second. The result of the analysis is the image of the organ that is scanned. Since healthy tissue absorbs the injected radioactive material differently than cancerous tissue, a radiologist can detect the cancerous material as darker or brighter material (depending on the radioactive material injected). SCT has developed technology that it believes can make the crystals at lower cost and more sensitive, which will enable more accurate diagnosis of the patient.

DESCRIPTION OF OUR BUSINESS - continued

INDUSTRY BACKGROUND - continued

Petroleum Exploration:  When drilling for oil or gas, it is important to know the geological formations which are being penetrated. By adding a scintillation crystal to the drilling assembly, a geologist on the surface can be provided with that information. Oil well surveys are conducted by injecting small traces of radioactive materials into wells under high steam pressure. Gamma rays emitted from the walls of the well and detected by the crystal can be analyzed and interpreted to show the composition of the geological formation in which the crystal is located and whether it contains hydrocarbons. This measurement is called oil well logging and is often referred to as "measured while drilling." When the driller encounters a potential producing zone, a geologist can use the crystal measurements to assess how much oil is present in the zone and determine whether to stop drilling or continue drilling in search for a more productive zone.  SCT’s patents provide technology for more sensitive soil and hydrocarbon detection and can sustain rougher, hotter environments without being damaged.

Homeland Security:  In homeland security applications, crystal detection devices are commonly used in airports, courthouses, government buildings, nuclear plants and other sensitive areas to for scanning people, luggage and shipping containers for weapons and “dirty bomb” materials.

Bridgman-Stockbarger Method of Crystal Production

The predominant method of crystal production for industrial uses is the Bridgman-Stockbarger Method, which was perfected in the 1930’s.  Under the Bridgman Stockbarger Method, a crucible is filled with particulate raw materials and melted at a high temperature.  The melted material is then allowed to solidify by slowly lowering it into a cooling section, which cools the bottom of the crucible.  The entire crystal is formed by slowly cooling the entire crucible from the bottom to the top.  Particularly with respect to non-metallic crystals, which are characterized by poor heat conductivity, the Bridgman-Stockbarger Method suffers from the following manufacturing problems:

•	The yield for marketable crystals is low, and for large crystals can be as low as 1-3%;

•	There are limitations on the maximum possible size of the crystals;

•	The growth rate of the crystals is low, thus inhibiting volume production and increasing crystal production time;

•	There is significant impurity variation within crystals. Often, less than 10% of the crystal produced is within the desired range;

•	The capital investment for mass production is large.

The Bridgeman-Stockbarger Method is inefficient and costly, particularly for non-metallic crystals that are based upon elements or compounds with low heat conductivity.  The Bridgman-Stockbarger Method requires special melting and annealing stations, expensive platinum crucibles, heavy material handling equipment and considerable personnel. Conventional Bridgman-Stockbarger furnaces can cost over one million dollars to build. Presently, crystals are taken out of furnaces when they are over 900°F, exposing personnel to unhealthy concentrations of iodine and thallium iodide vapors. The crystals produced are subject to thermal induced stress damage, production yields of 70% or less, and size limited to a maximum of 30 inches in diagonal dimension.

The source raw material for CRC’s products may or may not be the same for different products. For instance, Mallinckrodt Chemical manufactures a variety of specialty chemicals for sales to clients in various industry segments. MEMC, Sumitomo Metal, and other offer high purity silicon feed material for our silicon/silicon alloy product lines, Chemetall produces high quality Cesium Iodide powder, Tanumal Chemical from Oklahoma, Stella from Japan, Sérigraphie Richford Inc. from Canada, and others offer calcium Fluoride powder. CRC intends to produce high purity starting materials or further purify materials offered by others for its production.

DESCRIPTION OF OUR BUSINESS - continued

PRINCIPAL PRODUCTS AND THEIR MARKETS

The uses for CRC’s Crystal Products are numerous. For example:

•	the medical imaging industry uses NaI crystal plates to transform invisible gamma rays into visible light, which can be converted into an image of the object examined;

•	bottlers use NaI crystal detectors to prevent overfilling of aluminum cans;

•	automobile manufacturers use crystal detectors to control the paint spraying process to guarantee proper color mixing;

•	steel manufacturers use NaI crystal detectors to adjust gigantic rollers to insure uniform thickness of rolled steel;

•
nuclear power plants use thousands of small NaI crystal detectors to measure radiation levels throughout the plant and control any possible leakage of radioactive material that might threaten the general population;

•	Engine manufacturers use scintillation technology to ensure proper engine wall thickness, alloy uniformity and crack free parts;

•	Airports use crystals in personal and baggage scanners for detection of controlled substances, explosives and radioactive material;

•	Borders and ports use scintillation based detectors for detection of controlled substances, explosives and radioactive material.

Various federal agencies, including the Homeland Security Agency, the Environmental Protection Agency and the Nuclear Regulatory Commission, use crystal detectors for qualitative and quantitative composition assessment of nuclear waste. They are effective in providing for the safety of the nuclear waste depositories by detecting possible leaks from the containers caused by chemical reactions and the effects of nuclear particles bombardment. Crystal detectors are also used to maintain inventory records of nuclear stockpiles and to impose sophisticated security protection measures for these materials, especially those materials used for military applications.

The following table sets forth certain crystal types, their applications, and market information:

Crystal Type/High Tech Product	Application	Market Information
Sodium Iodide (NaI)	Homeland Security; Borders, Ports, and inland applications.	Major Customers: US Government, Lockheed Martin, General Electric, Others. Current Market Size: Approximately $362 Billion Current Producer: Saint Gobain, Foreign Corporation.
Sodium Iodide (NaI)	Oil Well Logging Detectors	Major Customers: Schlumberger, Halliburton, Baker Hughes Current Market Size: Approximately $100 Million Current Producer: Saint Gobain, Foreign Corporation.
Sodium Iodide (NaI)	Medical Imaging	Major Customers: GE, ADAC, Siemens, Toshiba Current Market Size: Over $400 Million Current Producer: Saint Gobain, Foreign Corporation.
Cesium Iodide	High Energy Physics
Major Customers: U.S. Nat'l Research Facilities
Current Market Size: Approximately Over >$100 Million
Current Producer:  Saint Gobain, Foreign Corporation, and several Chinese Government owned entities.

Calcium Fluoride (CaF2)	Semiconductor Equipment manufacturing, Space Applications, Consumer optical products	Major Customers: Nikon, Canon, ASML, Zeiss, US Government. Current Market Size: Over $1 Billion(per Deutche Bank report) Current Producers: Canon, Nikon, Corning, Shott Lithotech

DESCRIPTION OF OUR BUSINESS - continued

PRINCIPAL PRODUCTS AND THEIR MARKETS - continued

Barium Fluoride (BaF2); Strontium Fluoride (SrF2)	Airborne Laser Defense Systems; Medical Imaging; Semiconductor Equipment Manufacturing	Major Customers: Lockheed Martin, Northrop Grumman, Boeing, GE, Phillips. Current Market Size: Over $1 Billion Current Producers: Korth Kristale (Germany), Russian and Chinese Government Companies.
Metal and Metal Alloys	Jet Engine Turbine Blades, Space applications	Major customers: Honeywell International, GE, Rolls Royce Current Market Size: Over $1 Billion Major producers: No major producers,
Silicon/Silicon Alloy products	Semiconductor Manufacturing, Chemical Industry, Space Applications	Major customers: Intel, Freescale, TI, Sony, AMD, Others. Current Market Size: Over $5 Billion Major producers: Toshiba, Norton, Kyocera,
High Purity Quartz & Quartz products	Semiconductor manufacturing, Fiber Optic Industry; Food industry	Major customers: Intel, Freescale, Sony, AMD, Others Current Market Size: Over $1 Billion Major producers Corning, Asahi, Shott Glass

Except for the Deutche Bank report and US Government reports, the market size estimates are based on published data that management could find or management estimates, but is not based on a formal CRC commissioned market study.

STRATEGY

Management believes its innovative, manufacturing process will significantly reduce production costs of certain non-metallic crystals; reduce the capital expenditures needed to finance a manufacturing facility; more than triple the rate of crystal production; provide a product yield ranging from approximately 80 to 90% and produce higher quality crystals and crystal products.

Initially, the Company will focus on production of NaI and other scintillation Crystals and Crystal Products for Homeland Security applications and for Energy Exploration applications. Currently, the market for NaI Crystal Products for oil well drilling and nuclear detection applications is serviced solely by Saint Gobain and its subsidiary, Harshaw-Bicron Corporation. Management believes that many NaI and other scintillation Crystals and Crystal Products customers will welcome a new supplier that can supply higher quality products, without long and uncertain delivery times and constant price increases.

With respect to the Homeland Security market, the Company is in negotiations to be the sodium iodide crystal supplier for scintillation crystals and nuclear detection devices incorporating the crystal detectors that would be purchased directly or indirectly by entities that need such devices, such as cities, states, ports, mass transit authorities, and military installations.  With the government contracts, the Company plans to develop a Nuclear/Radioactive Isotope Detection System that is based on radiation detected by sodium iodide and other scintillation crystals and detectors . Available software algorithms allow the system to distinguish threat isotopes (e.g., cobalt-60, cesium-137, iridium-192, and strontium-90) from isotopes naturally occurring in household items, such as fish, bananas, and ceramic tile, or those used for medical purposes (e.g., potassium-40, thorium-232, and technetium-99m).

The system also measures background radiation at predetermined intervals against a standard low-level radiation source within the detector unit to constantly benchmark naturally occurring radiation levels. This will eliminate the possibility of false positive alarms. The sensor system has centralized detection and monitoring capabilities for identifying both the type and amount of radioactive isotopes.

DESCRIPTION OF OUR BUSINESS - continued

Indirect deployment - Sales of system components to system integrators that sell the system or products made within a joint venture with the end user is referred as indirect deployment. Direct deployment - Sale of company made systems or products to the end user is referred to as direct deployment.

The Company plans to deploy its products either indirectly, where it will sell system components to system integrators that then sell the system or products made within a joint venture to the end user or directly where the Company will sell its products directly to the end user. Alarms occur only when a valid threat is detected through the presence of a threat isotope or an unusually large presence of a non-threat isotope.  For example, the system could be mounted under the spreader bars of the cranes that unload cargo containers, so that the system will be able to silently monitor each container as it is unloaded without any additional steps by port workers.  The system would also be mounted in U-Frames, which could be placed at entrances to ports, government and business complexes, airports, train platforms, schools, toll booths, and special public events to silently monitor vehicles and pedestrian traffic as the pass through the U-Frame.  Finally, the Company plans for portable model to use to verify positive readings generated by the stationary models.

With respect to the Energy Exploration market, the Company intends to become a supplier to a major oilfield service companies by providing superior product at a reasonable price. Our patented technology provides for basis for low cost superior products for energy exploration and other applications.

After the Company has entered the homeland security and energy exploration markets, the Company intends to enter into the gamma camera market, the optical industry for semiconductor process applications and air-borne laser defense applications, the development of high purity materials for support of the crystal growth process and for the fabrication of chip processing chambers.

DISTRIBUTION METHODS

We plan to offer our products to major customers having a need for products with our technology incorporated therein and to serve as sub-contractor to many US Government contractors that sell various security and other systems to the US Government and Military but have no in-house manufacturing of crystals and crystal detectors.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

CRC is basing its technology on substantial number of patents and related intellectual property that present a significant opportunity for future sales growth and profitability.

The patents in USA and elsewhere could lead to products for the following markets (to name few, and not in any specific order):

1.	Ultra pure materials – high purity metals and alloys for direct or indirect use in the semiconductor, medical, energy exploration, military, space, and other leading edge industries.
2.
Crystals and crystal products for the semiconductor industry, optics industry, medical applications, military and defense applications, homeland security, aerospace industry, deep space applications, and other industries.

3.	Semiconductor manufacturing system components – high purity, high temperature silicon based wafer processing chamber components.
4.	Equipment and Process for production of ultra-pure materials for semiconductor, space and military applications.
5.	All silicon CVD equipment and processes.
6.	Equipment and process for crystal growth for the semiconductor industry, space applications and many defense industry products.
7.	Equipment and single crystals for Medical Imaging System Assemblies.
8.	Energy Exploration drilling sensor assemblies and drilling tools employing them.
9.	Airport security screening systems
10.	Nuclear material radiation sensing and inspecting systems.
11.	Fiber optic products – fused silica grain with desired size and purity, preforms, and near-net-shape fused silica products.
12.	Equipment and Process for fiber optic preforms.
13.	Fused silica processes
14.	Sensors and systems for industrial safety and control.

DESCRIPTION OF OUR BUSINESS - continued

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS - continued

In particular, the Pandelisev patents cover:
•	A novel approach for full body scanning technology.
•	A novel approach for full body scanning technology.
•
The growth of large, high purity crystals of several important compounds such as sodium iodide, cesium iodide, calcium fluoride, barium fluoride – all doped and un-doped materials (by adding or subtracting specific impurities).

•	The process and technology for purification of materials and materials mixtures.
•	The process and technology to manufacture components for the semiconductor industry.
•
The process and technology to manufacture fiber optic enhanced sensor technology for energy applications (MWD and LWD included), homeland security, nuclear stockpile storage, airport security and other applications.

The potential customers for many of our technology made products are many large corporations such as  Siemens, GE, Lockheed Martin, Honeywell, Boeing, Northrop Grumman, Intel, IBM, Hitachi, Toshiba, Schlumberger,  to name a few. Our discussions with various companies are bound by terms of non-disclosure agreements which limit our ability to conduct a detailed explanation of the specifics of the discussions.  The Company has had contact with companies such as Zeiss, Shott Lithotech, Canon, Nikon, Toyo Tanso, Intel, Applied Materials, Corning, GE Medical, Picker, Halliburton, Schlumberger, and Allied Signal.  Meetings with executives from some of the companies listed above occurred in the United States, Japan, and Germany.  Some of the other companies with which CRC has had discussions were held by telephone and through e-mail exchanges,  The common theme in the discussions to date has been the need for CRC to develop its manufacturing capability in order to demonstrate to potential clients the working and beneficial aspects of CRC’s technology.   Once the prototypes are completed we will revisit our discussions with the interested parties regarding the sale of our products and services, as well as many joint venture programs.  We are in discussions regarding various needs of our products in the Homeland security, defense and many military applications in general. Having working prototypes will reactivate many of these discussions and initiate our entry in to these multi billion dollar markets.

At this date, laboratory verification of several crystal products has been made, and process modeling that applies to the production of many of these products has also been completed. Hardware development needed for many of these applications has been developed, however the development process is an ongoing activity and this is reflected through the various granted and ongoing patent applications listed herein.

COMPETITION

The competitive environment in the sodium iodide scintillation crystal detector market is quite unique in today’s global economy, in that a single supplier dominates the world market.  This supplier, St. Gobain of France ($15+ Billion Company), has over 90% share of the market. The two largest other suppliers, Russian Imports and Horiba Instruments, are very small, with a very limited product offering. It is our understanding that all known competitors utilize the outdated Bridgeman-Stockbarger (developed in the 1930's) crystal growth technology.

It appears that all current suppliers have failed to keep pace with their customers’ needs in the areas of product performance, delivery, reliability and customer service.  Their detector products are often described as being of inconsistent quality, with long and erratic delivery times. These characteristics coupled with an aging technology that cannot provide cost effective, high performance scintillation crystal detectors lead to a significant opportunity for CRC.

In addition to the competition described above, there are competing technologies that present a choice for the user of gamma radiation detectors. Some of these technologies include rare earth scintillators, plastic scintillators and ionization tubes.  Detectors based on these technologies have a relatively narrow, limited use in specialized applications.  They do not currently pose a threat to erode or replace the alkali halide detector market due to many performance price and/or performance limitations.

SOURCES AND AVAILABILITY OF PRODUCTS

There are numerous applications for the technology of the Registrant.  As discussed in the Description of Business section of this prospectus we anticipate offering many different products based on our technology to a number of major customers involved in various segments of the industrial, and national security sectors of the economy.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

The energy exploration is dominated by very large original equipment manufacturers.  The nuclear research customers consist of the national and international Laboratories, while the homeland security detector segment is made up of the US Government , several large corporations such as Boeing, Northrop Grumman, Lockheed Martin and GE, and numerous relatively small specialty equipment manufacturers.

DESCRIPTION OF OUR BUSINESS - continued

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS - continued

The petroleum exploration segment led by Halliburton (with Dresser Industries), and followed by Schlumberger, and Baker Hughes Inteq (including the acquisition of Western Atlas) represents over half of the market. Medium size companies (Tensor, now part of Honeywell, Computalog, etc.) and numerous small companies that provide drilling and logging services to the exploration community represent the remaining half.  CRC will initially develop several technologies and products for the Homeland Security and Energy Exploration applications. According to the Homeland Security Research’s Homeland Security and Homeland Defense 2006-2015 Global Market Outlook, the Worldwide Homeland Security outlay will continue to grow over the next 10 years should no major terror event occur. It is forecasted that, absent a major terror event in the 2006-2015 periods, overall annual global security and defense outlays will grow from $362.3 billion in 2006 to approximately $518 billion by 2015. In the aggregate, from 2006 to 2015, $1.5 trillion dollars will be spent on homeland security worldwide and $2.1 trillion dollars spent on homeland defense. The dollars break out to be: $656.1 billion on Borders and Transportation, $193.2 billion on Catastrophic Threats, $415.5 billion on Critical Infrastructure, $394.9 billion on Domestic Terrorism, $709.0 billion on Emergency Preparedness and Response, and $182.6 billion on Intelligence and Warning.

The nuclear research and homeland security segment is comprised of the national and international Laboratories, while the homeland security detector segment is made up of the US Government and numerous relatively small specialty equipment manufacturers. These potential customers use standard general-purpose detectors as well as one-of-a-kind custom designed, complex detector configurations.  Portions of these customers are resellers of crystal detectors.  CRC continues its efforts to establish proper dialogue with these customers regarding designing CRC’s detectors into their instruments.

CRC will “target” major customers within each industry and work with these customers to create value for them through the improved performance and reliability of our crystal detectors. Our focus will be on solving customers’ problems and creating value by providing detectors that offer improved performance and reliability, and creating new products for their new and more demanding applications.  We will also be able to be more responsive to customers’ needs due to our shorter manufacturing time and customer-focused management.

Low capital requirements and large size of the markets were used as a guide for our initial product decision.

PATENTS AND TRADEMARKS

The Company has entered into a non-exclusive license of technology from Single Crystal Technologies, Inc. (“SCT”), which is owned by Dr. Pandelisev.  SCT holds patents obtained by Dr. Pandelisev pertaining to a new method of growing crystals, purifying base compounds, introducing dopants and incorporating finished crystals into industrial applications.  Among the patents issued to Dr. Pandelisev and licensed to the Company by SCT are:

Patents Issued

❖	6,402,840 Crystal growth employing embedded purification chamber

❖	6,352,588 Material Purification

❖	6,334,899 Continuous crystal plate growth apparatus

❖	6,153,011 Continuous crystal plate growth process and apparatus

❖	6,071,339 Continuous crystal plate growth process and apparatus

❖	5,993,540 Continuous crystal plate growth process and apparatus

❖	5,753,918 Superior performance subassembly for scintillation detection and detectors employing the subassembly

❖	5,614,721 Modular gamma camera plate assembly with enhanced energy detection and resolution

❖	5,548,116 Long life oil well logging assembly

❖	5,521,385 Long life gamma camera plate assembly with improved reflector system

❖	5,229,613 Extended lifetime scintillation camera plate assembly

❖	5,178,719 Continuous refill crystal growth method

❖	6,743,294 Continuous crystal plate growth process and apparatus

❖	6,800,137 Binary and ternary crystal purification and growth method and apparatus

DESCRIPTION OF OUR BUSINESS - continued

PATENTS AND TRADEMARKS - continued

The licensing agreement with SCT was entered into on September 25, 2006, and is a non-exclusive license.  The following are the basic terms of the licensing agreement with SCT:

(1) Sign up fee: Upon execution of the licensing agreement CRC was to pay to SCT a sign up fee of $50,000 but not before CRC raised a minimum of  $500,000 as its licensee capitalization,
(2) Terms: CRC is to pay SCT a licensing fee on the following terms
-1.5% of the sales if the Licensee’s end product uses only one Licensor’s patents;
-3% of the sales if the Licensee’s end product uses two Licensor’s patents;
-4.5% of the sales if the Licensee’s end product uses three Licensor’s patents; and
-6% of the sales if the Licensees’ end product uses four or more of Licensor’s patents.

(3) Duration and Termination: The Agreement is to remain in force until the expiration of the last patent licensed by SCT to CRC.  Other events such as failure to cure a breach within 60 days, bankruptcy/insolvency, appointment of a trustee/receiver, or failure to commercialize the patents within two years from the signing of the Agreement constitute further grounds for termination of the Agreement.

In addition, the SCT and Dr. Pandelisev have the following pending patents that relating the manufacture of Crystals and the development of Crystal Products:

Publication (Pending Application)

❖	20020117625 Fiber optic enhanced scintillation detector

❖	20020092465 Binary and ternary crystal purification and growth method and apparatus

❖	20020083741 Hot substrate deposition of fused silica

❖	20020083740 Process and apparatus for production of silica grain having desired properties and their fiber optic and semiconductor application

❖	20020083739 Hot substrate deposition fiber optic performs and perform components process and apparatus

❖	20020062784 Material purification

❖	20020053317 Material purification

❖	20020040675 Continuous crystal plate growth process and apparatus

Global Filings

Patents in U.S., Europe and Asia with an impressive 100 supporting claims.

Duration of Licensed Patents

The life time of the patents is 20 years from filing, unless extended by the patent office. The licensing of the know-how has no time limit. No negative impact  is currently expected to occur to the Company upon expiration of any of the patents.  The Company will apply to the patent office to renew any patents that may be expiring.

NEED FOR ANY GOVERNMENT APPROVAL OR PRINCIPAL PRODUCTS

We do not require any government approval for our services.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws.  We will also be subject to common business and tax rules and regulations pertaining to the operation of our business

RESEARCH AND DEVELOPMENT ACTIVITIES

Directly or indirectly through SCT the Company continues to keep abreast of the technology developments through new patent filings, in house technology development, applications for various research grants, etc.

DESCRIPTION OF OUR BUSINESS - continued

ENVIRONMENTAL LAWS

The materials supplied to manufacture the Crystal Products, the crystal manufacturing process, or refuse produced by the crystal manufacturing process are subject to any federal or state environmental regulations. The refuse discarded after the planned production of Crystals and Crystal Products is not classified as a "hazardous substance" under either federal or state law, and the airborne chemicals emitted from the production process do not exceed federal or state ambient air quality standards.  The Company therefore will not face compliance issues of a material nature with federal or state environmental laws and standards.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

On order to achieve our planned growth as set in our business plan the company has executed three employment agreements as described in the 8-K being concurrently filed. Dr. Kiril A. Pandelisev, serves as Chief Executive Officer and Director, Gen. Charles Searock serves as President and Director and Don Meyers serves as Chief financial officer.  The contracts are effective May 1, 2008  The company is in contractual negotiations with 5 other individuals that will constitute the initial management and technical team for CRC.  Therefore the Company currently has only four employees three of whom are under contract.

On June 21, 2007 the following individuals were elected to the Board of Directors of the Company as Directors: Charlie Searock, Don Jackson, and Shariar Motakef.  On January 31, 2008 the company added Professor Alexandar Ostrogorsky from Renselaer Polytechnic Institute in New York to the Board of Directors. The Directors have also agreed to allocate a portion of their time to the Company’s activities. As reported all directors are compensated by common stock for their services.

DESCRIPTION OF PROPERTY

CRC Crystal Research Corporation has administrative offices located at 4952 East Encanto Street, Mesa, Arizona 85205.  Kiril A. Pandelisev currently contributes to payment of the rental obligation at the 4952 East Encanto Street, Mesa, Arizona 85205 property which consists of 500 square feet of space.  The equipment of the Company is located in a storage facility whose monthly rental consists of $400 per month for 400 square feet.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

As of June 27, 2008 the Company had a total of 66 shareholders.  No public market currently exists for shares of our common stock.  Concurrently with the completion of this offering, we are applying to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS - continued

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-           Contains a description of the nature and level of risk in the market for penny stock inboth Public offerings and secondary trading;

-           Contains a description of the broker’s or dealer’s duties to the customer and of the rightsand remedies available to the customer with respect to a violation of such duties or otherrequirements of the Securities Act of 1934, as amended;

-           Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask”price for the penny stock and the significance of the spread between the bid and ask price;

-           Contains a toll-free number for inquiries on disciplinary actions;

-           Defines significant terms in the disclosure document or in the conduct of trading pennystocks; and

-           Contains such other information and is in such form (including language, type, size andformat) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-           The bid and offer quotations for the penny stock;

-           The compensation of the broker-dealer and its salesperson in the transaction;

-           The number of shares to which such bid and ask prices apply, or other comparableinformation relating to the depth and liquidity of the market for such stock; and

-           Monthly account statements showing the market value of each penny stock held in thecustomer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS - continued

STOCK TRANSFER AGENT

Our stock transfer agent is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119, Telephone (702) 361-3033 Extension 106, Facsimile (702) 433-1979, and website www.pacificstocktransfer.com.

FINANCIAL STATEMENTS

Our fiscal year end is December 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the date of incorporation, June 9, 2006, to December 31, 2007 and the reviewed financials for the 3 months ended March 31, 2008 start on page F-1.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We have generated no revenue since inception and have incurred total losses of $923,853 through December 31, 2007.

The following table provides selected financial data about our company for the period from the date of incorporation through December 31, 2007.  For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:	12/31/2007

Cash	$500
Total assets	$500
Total liabilities	$22,306
Shareholders’ equity	$(21,806)

The Company is registering the shares listed herein in a resale transaction and   no other source of capital has been identified or sought.

PLAN OF OPERATION

We are a start-up development stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. We do not anticipate that we will generate significant revenues until we have completed the prototype of some of our technologies. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company.

CRC Crystal Research Corporation (the "Company" or the "Registrant") was incorporated in the State of Nevada on June 9, 2006. The Company is the successor in interest to CRC Crystal Research Corporation (“Arizona CRC”), which was incorporated in the State of Arizona on March 22, 1993.  On June 10, 2006, the board of directors of the Company and Arizona CRC approved their merger in order to reincorporate the Arizona CRC in the State of Nevada.  The reincorporation process was completed by the filing of Articles of Merger with the Secretary of State of Nevada on September 20, 2006 and with the Secretary of State of Arizona on September 21, 2006.  The Company was formed by Dr. Kiril Pandelisev to commercialize patents for new technology and new crystal growing processes in the manufacture Crystals and new methods and technology for various crystals and Crystal Products. The technology encompasses a new crystal grower design, new crystal growing processes, and new technology for fabrication of various crystals and more sensitive Crystal and other Products. We are a development stage company. As of June 30, 2008, we had not yet earned any revenues, had operational losses to date and had an accumulated deficit since inception in the amount of $1,873,459.

As of June 30, 2008, we had net losses since inception of $1,873,459. Our continuation as a going concern is dependent upon our ability to attain profitable operations and generate revenues or raise equity capital or borrowings sufficient to meet current and future obligations. Our management plans to raise equity financings of approximately $2,000,000 over the next twelve months to finance operations, but there is no guarantee that we will be able to raise this money to fund our business plan.

Results of Operations for Six Months Ended June 30, 2008 and for the Period from March 22, 1993 (Date of Inception) to June 30, 2008

We incurred a net loss of $1,873,459 since March 22, 1993 (date of inception) to June 30, 2008. As of June 30, 2008 we had a working capital deficiency of $60,662.

For the six months ended June 30, 2008, we incurred a net loss of $59,606 compared to $29,110 for the same period in 2007.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - continued

Lack of Revenues

Since March 22, 1993 (date of inception) to June 30, 2008, we have not yet generated any revenues. At this time, our ability to generate any significant revenues continues to be uncertain. The auditor's report on our December 31, 2007 financial statements contains an additional explanatory paragraph which identifies issues that raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Expenses

Total expenses for the quarterly period ended June 30, 2008 were $45,317, compared to total expenses of $20,570 for the quarterly period ended March 31, 2007. Our total expenses from March 22, 1993 (date of inception) to June 30, 2008 were $1,873,459 and consisted of $300,509 in consulting and management fees, $ 198,931 impairment in manufacturing equipment, $793,665 in general and administrative fees, $331,459 in Research and Development, and $100,305 in professional fees.

Our general and administrative expenses increased by $36,678 from $1,402 for the three months ended June 30, 2007 to $38,080 for the period ending June 30, 2008. Our administrative expenses consist of office supplies, travel expenses, rent, communication expenses (cellular, internet, fax, telephone), office maintenance, bookkeeping, courier and postage costs and office equipment.

Our professional fees of $11,550 for the six months ended June 30, 2008 consisted primarily of legal, accounting and auditing fees. For the same period in 2007, our professional fees were $27,168. The increase in professional fees is due to additional legal and auditing services provided.

Results of Operations for the year ended December 31, 2007

We incurred a net loss of $63,206 for the fiscal year ended December 31, 2007compared to a net loss of $130,799 for the fiscal year ended December 31, 2006. The decrease in the loss was due primarily to having completely impaired certain assets during 2006 and a decrease in consulting expenses, general and administrative expenses and professional fees. We have generated a total comprehensive loss since inception of $1,813,853, Due to our continued losses and lack of revenues there is substantial doubt about our ability to continue as a going concern.

Lack of Revenues

We have not yet generated any revenues. At this time, our ability to generate any significant revenues continues to be uncertain. The auditor's report on our December 31, 2007 financial statements contains an additional explanatory paragraph which identifies issues that raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Expenses

Total expenses for the year ended December 31, 2007 were $63,206 compared to total expenses of $130,799 for the year ended December 31, 2006. The expenses for the year ended December 31, 2007 included $33,763 in consulting and management fees, an increase of $20,041 from the year ended December 31, 2006. These consulting fees related mainly to the development of our marketing strategies, and fees related to assisting us in locating and acquiring new technologies. In Fiscal 2007 we also incurred general and administrative expenses of $29,443.

Plan of Operation

Funding Requirements

We believe that we need approximately an additional $2,000,000 to meet our capital requirements over the next 12 months (beginning July 2008) for the following estimated expenses and use of proceeds:

Item No.	Description	Amount
1	Plant & Equipment	$1,000,000
2	Raw materials	50,000
3	Detector Fabrication Material	25,000
4	Detector Fabrication Services	25,000
5	Independent Laboratories Testing	32,000
6	Personnel	282,000
7	Legal - Corporate	26,400
8	Legal - Patent	100,000
9	Consumables	24,000
10	Working Capital	435,600

	Total	$2,000,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - continued

Production Readiness

a. Technology for production of low cost high quality scintillation crystals

CRC’s continuous plate method as described in CRC’s many patents for growing flat plates of scintillation material crystal, applies a new solution to an old problem. Crystals can have any desired width, length and thickness equivalent to the needed detector dimensions. The improved melt-solid interface makes heat dissipation and thermal stress non-issues. The control of the purity of the molten material results in predetermined crystal purity and uniform dopant distribution that will result in better scintillation detectors.  The single crystallinity yield of the process is drastically increased and production costs are reduced proportionately.

The initial equipment design and prototype building was done by SCT, LLC in collaboration with Sematech International (Austin, Texas) and the thermal modeling group from Sandia National Laboratories.

The thermal modeling of the CRC’s crystal growth process was done by Prof Motakef from MIT, now President of CAPE Simulations. The initial findings for growth of very low heat conductive crystals such as doped and undoped calcium fluoride (CaF2), sodium iodide (NaI) cesium iodide [CsI (Tl, Na)] or any other crystal are very favorable. The crystal growth process is very suitable for making rare earth (europium in particular) doped CaF2(Eu) scintillation plates (of any size) to be used for monitoring enemy laser targeting beams in the battle field or any other observational posts, or one can make low cost scintillation detectors to be used for various monitoring and warning systems. Our modeling indicates production of 2 inch thick crystal plate material can be made 64 times faster. Considering the estimates by Pastor  for 36 times less space requirements, and adding the labor, chemicals and power savings, the cost of the produced scintillation detector is only a small fraction of what would have been if the detector was made from a Bridgman-Stockbarger method made crystal.

b.  Technology for production of robust scintillation detectors from crystal powders

Another approach for fabrication of low cost robust scintillation detectors is as described in CRC’s patents on high pressure material processing1. Pressing chosen phosphor material at substantially high pressure and at an elevated temperature below the melting point of any of the substances consisting the phosphor mix for chosen period of time results in a transparent scintillation material. The pressure and the sintering process need to be sufficient for activation of the dopant in the powder and for minimization of the grain boundary effects. Grain boundary segregation and porosity need to be minimized in order to increase the transparency of the material for the wavelength of the light generated during the scintillation process. Also one needs to control the grain size of the material. Optical scattering is strongly dependent on the size of the scattering sites with maximum scattering when the scattering site is equal in size to the wavelength of the light generated by the scintillator. Certain additives to control the grain growth without affecting the scintillation properties of the material are needed. Grain size control is also important in tailoring the material mechanical strength which is inversely proportional to the grain size.

Our initial work within our Microscint™ project was focused on pressing and sintering thallium doped sodium iodide powders resulted in rather mechanically strong scintillators. The initial scintillation properties were measured at Ludlum Instruments in Texas and are as shown below. Scintillation detectors made using this technique are expected to be mechanically strong and  many scintillation materials can be fabricated using this method. Some may include scintillator alloys – multiple scintillator materials that emit different wavelengths combined into one detector. Inexpensive, mechanically very strong and disposable scintillation detectors can be the result from this approach as well.

c. New Direction in the Scintillation Detector Assembly Technology

Elimination or at least lowering of the light loss mechanisms have been pursued. Minimizing the thickness of the glass plate to eliminate the above mentioned parasitic effects, creation of materials that will lead to better reflectors and sealing the crystal plate from exposure to moisture might be considered as trend in the fabrication technology. The patents of Pandelisev are addressing most of these issues.

d. Scintillation detector Assembly with Improved Reflector System, Improved Energy Resolution and Long Lifetime

Detector assembly employing glass to metal seals, moisture barriers, thin glass plate and mirror system (metal and/or dielectric) to eliminate light loss are outlined in our patent disclosures on  optimized scintillation detector for collection of very weak gamma ray signals and optimized scintillation detector for collection of very weak gamma ray signals connected by fiber optic cable. The optimum choice of materials and processes is expected to resolve most of the current technological problems. The designs also allow this approach to be used with multi-crystal array detector systems.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - continued

Expansion

While the company plans to use $1 Million for production readiness, the rest of the funds are planned for expansion into manufacturing scintillation crystals and crystal products. The modest initial operation solely based on scintillation crystals and crystal products is expected to produce growth as shown in the following table.

	Year 1	Year 2	Year 3	Year 4	Year 5
Revenue	$789,750	$8,960,110	$40,090,000	$49,500,000	$72,560,000
Gross Margin	$9,070	$2,550,097	$13,543,950	$15,297,200	$23,331,300
Net Income	$(1,174,038)	$444,122	$8,734,350	$9,360,300	$15,409,700
Equity	$825,963	$1,270,085	$30,770,483	$31,643,367	$38,039,350

The growth curve is very dependent on the funds availability that will facilitate the expansion. A CIVITAS report entitled “Nuclear and Radiation Detection Market Assessment” from August 9, 2006 estimates the overall size of the nuclear and radiation detection market to be roughly $500 million annually and $5.8 billion over the next five years. We believe that our detectors and our compact units can be deployed as part of many portable and stationary applications within Homeland Security installations and stronger growth curve can be achieved.

OFF-BALANCE SHEET ARRANGEMENTS

The Company maintains no off-balance sheet arrangements with any entities directly or indirectly related to the Company.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has never generated revenues, has accumulated a loss of $1,873,459 during its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

B.	BASIC EARNINGS PER SHARE

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - continued

C.	CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D.	USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

E.	INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  The total deferred tax asset is $399,048 as of December 31, 2007 which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $1,813,853 the total valuation allowance is a comparable $399,048.

The provision for income taxes for the period ended December 31, 2007 and 2006 is calculated by applying the statutory rate of 22% to the income/(loss) from continuing operations and deducting appropriate taxes and allowances as follows:

Year Ended December 31,	2007	2006
Deferred Tax Asset	$13,905	$28,776
Valuation Allowance	(13,905)	(28,776)
Current Taxes Payable	0.00	0.00
Income Tax Expense	$0.00	$0.00

Below is a chart showing the operating losses from continuing operations and the years in which they will expire.

Year	Amout	Expiration
1994	$33,292	2014
1995	236,109	2015
1996	192,969	2016
1997	175,534	2017
1998	220,547	2018
1999	154,943	2019
2000	231,985	2020
2001	80,558	2021
2002	16,760	2022
2003	18,063	2023
2004	142,763	2024
2005	116,326	2025
2006	130,799	2026
2007	63,206	2027

Total	$1,813,853

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION - continued

NEW ACCOUNTING PRONOUNCEMENTS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) SFAS 155-157 and their effect on the Company.

Statement No. 155 – Accounting for Certain Hybrid Financial Instruments

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133, Accounting for Derivatives Instruments and Hedging Activities and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.  SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows.  SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument.

Statement No. 156 – Accounting for Servicing of Financial Assets

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets, which provides an approach to simplify efforts to obtain hedge-like (offset) accounting.  This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity's exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied.

Statement No. 157 – Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, to clarify how to measure fair value and to expand disclosures about fair value measurements.  The expanded disclosures include the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value on earnings and is applicable whenever other standards require (or permit) assets and liabilities to be measured at fair value.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Listed below are the directors and executive officers of the Company.

Name	Age	First Year as Director	Position
Dr. Kiril A. Pandelisev	57	1993	CEO/Director

Charles J. Searock	71	2007	President/Director

Don Meyers	65	2008	Chief Financial Officer

Dr. Don Jackson	73	2007	Director

Prof. Alexander Ostrogorsky	50	2007	Director

Dr. Shariar Motakef	50	2007	Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company is as described in the employment agreements effective May 1, 2008.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation was paid during the fiscal years ended December 31, 2005 and 2006 to directors for services in their capacity as director.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

The following information sets forth the backgrounds and business experience of the directors and executive officers with or without contract with the company.

Dr. Kiril A. Pandelisev, Chief Executive Officer and Chairman of the Board

Dr. Kiril A. Pandelisev joined the Company at its inception in 1993.  From 1975 to 1984, Dr. Pandelisev was a member of the faculty of St. Cyril and Methodius University, Skopje, Macedonia.  From 1979 to 1982, Dr. Pandelisev was an Exchange Scientist at Arizona State University.  From 1985 to 1988, Dr. Pandelisev was a Research Analyst at Arizona State University.  From 1988 to 1990, Dr. Pandelisev was a Research Physicist at Johnson Matthey Electronics.  In 1991, Dr. Pandelisev was a Senior Scientist at Horiba Instruments, Inc.,  Since 1991, Dr. Pandelisev has been employe d by various private entities which he owns and controls, including the Crystal Research Corporation .  Dr. Pandelisev received a B.Sc. degree in Applied Physics from St. Cyril and Methodius University, Skopje, Macedonia, in 1973.  Dr. Pandelisev received an M.Sc. degree in Physics from St. Cyril and Methodius University in 1976.  Dr. Pandelisev received a Sc.D degree in Physics from St. Cyril and Methodius University in 1984.  Dr. Pandelisev is an authority on crystal growth, and is the author or contributing author of 17 papers on the subject published in various scientific journals.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS - continued

Lt. Gen. Charles J. Searock Jr., USAF Retired, President and Director

Lt. Gen. Charles J. Searock Jr. retired from active duty military service in 1993 after almost 37 years in the Air Force and two years in the Army National Guard. He served most recently as the President of the International Tactical Training Center in Denison, Texas and left that position on 31 Dec 06.  He was recently reappointed by the Secretary of the Air Force to the Civil Air Patrol Board of Governors.

For the past six years, the general has consulted in aviation and high technology matters. His background also includes service on the board of directors and as a volunteer president of the Air Victory Museum. From 1996 to 2001, he was CEO/president and a member of the board of directors of Dynasil Corp., a publicly traded high-tech glass manufacturing company. He also spent four years in the general aviation industry as the Air Victory Museum’s original director, as executive vice president of Aero Development Corp., the owner/operator of the South Jersey Regional Airport and as president of Royal Air Inc., a charter air service company he co-founded.

Searock is a 1976 Army War College graduate who commanded at the squadron, wing, center and major command levels. He served as a KC-97 pilot, B-52 pilot/instructor pilot/flight examiner and FB-111 pilot/instructor pilot. He flew 152 B-52 combat missions during the Vietnam War and has accumulated over 7,000 hours of flying time. He was assigned to the Pentagon as a member of the air staff, and he served as Assistant for Plans to the Military Assistant to the President at the White House. He maintains his currency as a commercial multi-engine instrument-rated pilot and is a Civil Air Patrol pilot.

A former member of the National Aviation Hall of Fame Board of Directors, he continues to serve as a member of its Nominating Committee.  He currently serves on the Crystal Research Corporation Board of Directors and is a former member of the New Jersey Governor’s Air and Space Medal Nominating Committee. He is also a member of the Wings Club in New York City, the Air Force Association, the Aircraft Owners and Pilots Association, the Experimental Aircraft Association, the Veterans of Foreign Wars and Military Officers Association.

General Searock graduated from the University of Nebraska, Omaha in 1962 with a BS in Education and from Central Michigan University with a MBA in 1975.  He is married for the past 49+ years to Ann Brackeen Searock and they have four sons and five grandchildren.

Don Meyers, Chief Financial Officer

Mr. Don D. Meyers brings strong financial background to the Company both with regulatory compliance and financial management.  For the past five years Mr. Meyers has specialized in the preparation of GAAP compliant financial statements for public companies, three years as a partner with a PCAOB registered CPA firm and two years as the owner of his own firm.  Mr. Meyers received his Bachelor of Science in Accounting from Arizona State University in December 1984.  Since that time Mr. Meyers spent almost nine years with the Defense Contract Audit Agency as a senior auditor performing a variety of financial and compliance audits resulting is multi-million dollar savings to the Government on new contracts and the recovery of over $10,000,000 returned to the Government from contracts found to be in violation of the Truth in Negotiations act.  Mr. Meyers also spent a year as a fraud auditor with the Department of Justice where his audits resulted in the recovery of funds and the conviction of individuals responsible for defrauding the Medicare and Medicaid programs.  Mr. Meyers has also served as an Operations Officer and Comptroller with both public and private companies.

Mr. Meyers spent six years un the U.S. Army as an senior accounting specialist where he was directly responsible for the preparation and management of multi-million dollar budgets for battalion size organization or larger.  Mr. Meyers was often cited for his innovations and sound judgment in the management of funds allowing for high operational readiness even in times of limited funding.

Dr. Don Jackson, Director

From 2002 to the present, Dr. Jackson has been the chairman and chief executive officer of Findem, Inc.  Prior to joining Findem, Inc., Dr. Jackson held a variety of officer and managerial positions in technology and engineering-related companies, including Prodeo Technologies, Inc., Westech Systems, Inc./IPEC, The Arena Group, Superwave Technologies, Inc., and Microelectronic Packaging, Inc.  Dr. Jackson is on the Dean’s Advisory Board of Fulton School of Engineering at Arizona State University and serves as an adjunct physics professor at Embry Riddle Aeronautical University in Prescott, Arizona.  Dr. Jackson has an AB degree in Physics from William Jewell College, an M.S. degree in Physics from Iowa State University, and a Ph.D. in Electrical Engineering from Arizona State University.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS - continued

Professor. Alexander Ostrogorsky, Director

Prof. Ostrogorsky is with the Mechanical, Aerospace and Nuclear Engineering Department, Materials Science and Engineering Department, Rensselaer Polytechnic Institute, in Troy, New York.  Prof. Ostrogorsky received his B.S. in Mechanical Engineering from University of Belgrade,  M.S. Nuclear Engineering, Rensselaer Polytechnic Institute and Sc.D. in Mechanical Engineering from  Massachusetts  Institute of Technology, with Minor in Nuclear Engineering.  Prior to joining Rensselaer Polytechnic Institute, he was a Director,  Center for Microgravity and Materials Research (CMMR) and Professor at the Univ. of Alabama in Huntsville, Associate Professor at the Mechanical, Aerospace and Mechanics, Rensselaer Polytechnic Institute and Assistant Professor at the Mechanical Engineering, Columbia University. Prof Ostrogorsky was a Fulbright Fellow at the Rensselaer Polytechnic Institute, Nuclear Engineering Dept in 1980-81, and an Alexander von Humboldt Fellow: Universität Erlangen-Nürnberg, Electronic Materials Lab. In 1991.  Prof. Ostrogorsky is an Associate Editor for the Journal of Crystal Growth, Member of the Executive Committee at the American Association for Crystal Growth (AACG); Fellow of the American Society of Mechanical Engineers (ASME), Associate Fellow at the American Inst. of Aeronautics and Astronautics (AIAA), and member of many other professional organizations.  Prof. Ostrogorsky’s research encompasses heat and mass transfer phenomena occurring in solidification/crystal growth, crystals for gamma ray detectors (semiconductors and scintillators), ternary alloys, and the design of equipment for biomedical research.

 Dr  Shariar Motakef, Director

Prof. Motakef is the founder of CAPE Simulations, Inc., a company serving the thermal engineering, computational, and control needs of the materials processing industry.  Prof. Motakef was an Associate Professor of Mechanical Engineering at Massachusetts Institute of Technology for seven years.  At MIT he was a pioneer in developing high-fidelity large-scale numerical simulation packages and on-line model-based control algorithms for the semiconductor processing industry.  He also led an effort in the development of advanced sensors such as the Full-Field Holographic Temperature and Species (FHTS) sensor for chemical vapor deposition applications.  During his stay at MIT, Prof. Motakef taught graduate and under graduate level courses in thermo-fluids, championed the introduction of simulation-based projects into graduate level curriculum, and led or participated in academic research projects with the nearly 2-million dollars funding provided by DARPA, USAF, NASA, and NSF.  Prof. Motakef has over 40 publications in technical journals and proceedings and has delivered more than 30 lectures in the U.S., Europe, and Japan.  At MIT, he was a consultant to nearly a dozen corporations and a consultant for two Phase I and Phase II SBIR programs supported by NASA to develop CFD codes for materials processing applications.  Prof. Motakef is an editor of Journal of Materials Processing and Manufacturing Science, and a member of the American society of Mechanical Engineering, American Society of Metals, Materials Research Society, American Institute of Aeronautics and Astronautics, and the American Association for Crystal Growth.

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

The Company is actively searching for additional directors who have credentials, experience, and contacts, which will assist us in the fulfillment of our business plan.  The Company does not have any committees.  The Company does not have an audit committee financial expert on its board of directors.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS - continued

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of change of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

The compensations for the initial officers and directors is as shown below. The contracts with the other officer and key technical personal are being discussed and they have not been signed to date. We do not currently have any benefits, such as health or life insurance, available.

Summary Compensation Table

								All Other
		Annual Compensation			Long Term Compensation			Compensation $	Total $

					Awards		Payout(s)
Name
and				Other	Restricted	Securities
Principal				Annual	Stock	Underlying	LTIP
Position	Year	Salary	Bonus	Compensation	Award(s)	Options/SARs	Payouts
		$	$	$	$	(#)	$
Kiril A. Pandelisev, CEO	2008	170,000	0	0	110,000	250,000	0	0	170,000
Charles J. Searock President	2008	130,000	0	0	110,000	200,000	0	0	130,000
Don Meyers CFO	2008	120,000	0	0	0	150,000	0	0	120,000
Dr. Don Jackson Director	2008	0	0	0	110,000	0	0	0	0
Alexander Ostrogorsky Director	2008	0	0	0	110,000	0	0	0	0
Dr. Shariar Motakef Director	2008	0	0	0	110,000	0	0	0	0

		420,000			550,000	600,000			420,000

STOCK AND OPTION AWARDS

Name and							Non-Equity
Principal				Stock		Option	Incentive Plan
Position	Year	Salary	Bonus	Awards		Awards	Compensation

Kiril	2005	$0	$0	$0			$0
Pandelisev CEO
	2006	$0	$0	5,800,000	[1]	400,000[2] 469,844[3]	$0

	2007	$0	$0	$0		$0	$0

	2008	$0	$0	$0		$0	$0

EXECUTIVE COMPENSATION - continued

1.	On June 10, 2006 the Company issued 5,800,000 common shares at $0.04 per share to the Company’s CEO in satisfaction of an indebtedness of $232,000 from the Company to the CEO.

2.
On June 10, 2006, the Company issued 400,000 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.25 per share, or $100,000.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

3.
On June 10, 2006, the Company issued 469,844 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.0025 per share, or $1,175.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

DIRECTOR COMPENSATION

Name				Non-Equity	Change In
and				Incentive	Pension Value
Principal	Fees Earned	Stock	Option	Plan	And Nonqualified Deferred
Position	Paid In Cash	Awards	Awards	Compensation	Compensation Earnings

Kiril A. Pandelisev, CEO	170,000	110,000	250,000	0	0
Charles J. Searock President	130,000	110,000	200,000	0	0
Don Meyers CFO	120,000	0	150,000	0	0
Dr. Don Jackson Director	0	110,000	0	0	0
Alexander Ostrogorsky Director	0	110,000	0	0	0
Dr. Shariar Motakef Director	0	110,000	0	0	0

DIRECTORS’ COMPENSATION

Directors are compensated for services rendered to CRC Crystal Research Corporation, with 110,000 shares of common stock.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

The Company has entered into a number of employment agreements as of May 1, 2008.

On May 1, 2008 the Company entered into an employment agreement with Dr. Kiril A. Pandelisev  Dr Pandelisev serves as Chief Executive Officer of the Company.  Dr Pandelisev’s base yearly salary payable twice every month is $170,000, with any unpaid salary converted into options every quarter to purchase shares of common stock in the Company.   In the event of termination without cause, the employment agreement provides for the payment of 4 weeks of Base Salary in addition to accrued but unpaid Base Salary and accrued vacation.

On May 1, 2008 the Company entered into an employment agreement with Lt. Gen. Charles J. Searock.  Mr. Searock serves as President of the Company.  Mr. Searock’s base yearly salary payable twice every month is $130,000, with any unpaid salary converted into options every quarter to purchase shares of common stock in the Company.   In the event of termination without cause, the employment agreement provides for the payment of 4 weeks of Base Salary in addition to accrued but unpaid Base Salary and accrued vacation.

On May 1, 2008 the Company entered into an employment agreement with Mr. Don Meyers.  Mr. Meyers serves as Chief Financial Officer of the Company.  Mr. Meyers’s base yearly salary payable twice every month is $120,000, with any unpaid salary converted into options every quarter to purchase shares of common stock in the Company.   In the event of termination without cause, the employment agreement provides for the payment of 4 weeks of Base Salary in addition to accrued but unpaid Base Salary and accrued vacation.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

On June 10, 2006, the Company issued 469,844 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.0025 per share, or $1,175.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

On June 10, 2006, the Company issued 400,000 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.25 per share, or $100,000.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.   The officers and directors currently own 9,575,665 common shares.   The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of	Name, Title and Address of Beneficial	Amount of Beneficial	Before	After
Class	Owner of Shares (1)	Ownership (2)	Offering	Offering (3)

Common	Kiril A. Pandelisev, CEO, and Director	8,189,844	61.25%	61.25%

Common	Charles J. Searock, President and Director	110,000.82%		.82%

Common	Don Meyers	278,000	2.08%	2.08%

Common	Dr. Don Jackson	110,000.82%		.82%

Common	Dr. Shariar Motakef	110,000.82%		.82%

Common	Prof. Alexander Ostrogorsky	110,000.82%		.82%

Common	SCT, LLC[4]	667,821	4.99%	4.99%

1.  The address of each executive officer and director is c/o CRC Crystal Research Corporation, 4952 East Encanto Street, Mesa, Arizona 85205.

2.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3. Percentages remain the same due to the fact that this registration statement is not registering new shares.

4. Dr. Kiril Pandeliseve maintains the controlling interest in SCT, LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company currently has  a conflict of interest with respect to its Chief Executive Officer, Dr. Kiril Pandelisev, who also serves on the board of directors of SCT, an entity controlled by Dr. Kiril Pandelisev.  SCT entered into a non-exclusive license with the Company on September 25, 2006.  As a result of Dr. Pandelisev controlling both SCT and the Company a conflict of interest may arise in the future that might adversely affect the shareholders of the Company, especially if the Company is unable to successfully commercialize the licensed technology from SCT.  The Company has   not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

The Company is authorized to issue 450,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share.  As of December 31, 2006, there were 10,659,449 shares of common stock outstanding, and no shares of preferred stock outstanding.   On June 10, 2006, the Company effected a four for one stock split.  All share amounts herein are adjusted to give effect to the stock split.

On February 20, 2008 the Company registered 4,000,000 common shares and 2,000,000 options to purchase common shares under an S-8 Non-Qualified Stock Compensation Plan. On March 3, the company amended its S-8 filing reducing the registered shares to 2,000,000 and setting the price per share to $1 per share or option. Since no common stock was issued or stock options were granted the Company withdrew both filings on May 5, 2008. A phone call from SEC to Dr. Pandelisev confirmed the consent for the withdrawal

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - continued

The Company did not issue any shares of common stock in 2005.

The Company issued 6,979,844 shares of common stock in 2006 in the following transactions:

•
On June 10, 2006, the Company issued 469,844 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.0025 per share, or $1,175.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

•
On June 10, 2006, the Company issued 400,000 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.25 per share, or $100,000.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

•	On June 10, 2006, the Company issued 5,800,000 shares of common stock to the CEO in satisfaction of $232,000 of indebtedness from the Company to CEO, or $0.04 per share.

•	On June 10, 2006, the Company issued 300,000 shares of common stock to six unrelated parties for services rendered to the Company. The shares were valued at $0.04 per share.

•	On September 30, 2006, the Company issued 10,000 shares of common stock to an unrelated person for services rendered to the Company. The shares were valued at $0.04 per share.

•
On September 25, 2006, the Company entered into a license agreement with SCT, an entity controlled by Dr. Kiril Pandelisev.  The license is a non-exclusive license.  The following are the basic terms of the licensing agreement with SCT:

(1) Sign up fee: Upon execution of the licensing agreement CRC was to pay to SCT a sign up fee of $50,000 but not before CRC raised a minimum of  $500,000 as its licensee capitalization,
(2) Terms: CRC is to pay SCT a licensing fee on the following terms
-1.5% of the sales if the Licensee’s end product uses only one Licensor’s patents;
-3% of the sales if the Licensee’s end product uses two Licensor’s patents;
-4.5% of the sales if the Licensee’s end product uses three Licensor’s patents; and
-6% of the sales if the Licensees’ end product uses four or more of Licensor’s patents.

(3) Duration and Termination: The Agreement is to remain in force until the expiration of the last patent licensed by SCT to CRC.  Other events such as failure to cure a breach within 60 days, bankruptcy/insolvency, appointment of a trustee/receiver, or failure to commercialize the patents within two years from the signing of the Agreement constitute further grounds for termination of the Agreement.

The Company issued 1,668,000 shares of common stock during the period ended December 31, 2007 as follows:

•	On June 15, 2007 the Company issued 1,050,000 common shares at $0.01 for professional consulting services of $10,500.

•
On October 1, 2007 the Company issued 440,000 common shares to four board members for services in lieu of cash at $0.05 per share or $22,000 and 178,000 common shares at $0.05 per share to convert accounts payable of $8,900.

Warrants and Options

Information relating to warrant activity during 2006 and 2005 follows:

Warrants Outstanding at December 31, 2004	1,169,844
Less: Warrants Issued/Exercised	0
Less: Warrants Expired	0

Total Warrants outstanding at December 31, 2005	1,169,844
Less: Warrants Exercised	869,844
Less: Warrants Expired	0

Total Warrants Outstanding at December 31, 2006	300,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - continued

On December 31, 2007, the Company had warrants outstanding for the purchase of an aggregate of 300,000 shares of its Common Stock, which are summarized in the table below.

	Warrants	Exercise	Expiration
	Outstanding	Price	Date

	140,000	$0.50	19-Oct-2008
	160,000	$0.50	08-Apr-2010

Total	300,000

All exercise prices and share amounts have been adjusted to account for a 4:1 stock split effected on June 10, 2006.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-2

RESTATED BALANCE SHEETS AS OF DECEMBER 31, 2007 AND 2006	F-3

RESTATED STATEMENT OF OPERATION FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006 AND FROM MARCH 22, 1993 (INCEPTION) TO DECEMBER 31, 2007	F-4

RESTATED STATEMENT OF STOCKHOLDER'S (DEFICIT) FROM MARCH 22, 1993 TO DECEMBER 31, 2007	F-5 - F-6

RESTATED STATEMENT OF CASH FLOW FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006 AND FROM MARCH 22, 1993 TO DECEMBER 31, 2007	F-7

NOTES TO FINANCIAL STATEMENTS (DECEMBER 31, 2007 AND 2006 AS RESTATED)	F-8 - F-14

BALANCE SHEETS AS OF JUNE 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007	F-15

STATEMENTS OF OPERATION (UNAUDITED) FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007 AND FROM MARCH 22, 1993 (INCEPTION) TO JUNE 30, 2008	F-16

STATEMENTS OF STOCKHOLDERS' DEFICIT (UNAUDITED) FROM MARCH 22, 1993 (INCEPTION) TO JUNE 30, 2008	F-17 - F-18

STATEMENTS OF CASH FLOW (UNAUDITED) FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007 AND FROM MARCH 22, 1993 TO JUNE 30, 2008	F-19

NOTES TO UNAUDITED FINANCIAL STATEMENTS (JUNE 30, 2008 AND DECEMBER 31, 2007 AS RESTATED)	F-20 - F-26

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
CRC Crystal Research Corporation
(A Development Stage Company)

We have audited the accompanying restated balance sheets of CRC Crystal Research Corporation (A Development Stage Company) as of December 31, 2007 and 2006, and the related restated statements of operations, stockholders’ equity and cash flows through December 31, 2007, 2006 and Inception on March 22, 1993 through December 31, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the restated financial statements referred to above present fairly, in all material respects, the financial position of CRC Crystal Research Corporation (A Development Stage Company) as of December 31, 2007 and 2006 and the results of its restated operations and its cash flows through December 31, 2007, 2006 and Inception on March 22, 1993 through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has never generated any revenues, has accumulated a loss of $1,813,853 and currently lacks the capital to pursue its business plan, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
August 12, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

CRC Crystal Research Corporation
(A Development Stage Company)

Restated Balance Sheets

	December 31,	December 31,
	2007	2006

ASSETS

Current Assets
Cash	$500	$-

Total Current Assets	500	-

Total Assets	$500	$-

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)

Current Liabilities
Accounts Payable	$750	$-
Loans Payable - Related Parties	21,556	-

Total Current Liabilities	22,306	-

Stockholders' Equity

Preferred Stock, authorized
50,000,000 shares, par value $0.001,
no preferred stock is outstanding	-	-

Common Stock, authorized
450,000,000 shares, par value $0.001,
issued and outstanding on December 31,
2007 and December 31, 2006 is
12,327,449 and 10,659,449 shares
respectively	12,327	10,659

Paid in Capital	1,779,720	849,988

Accumulated Deficit During
Development Stage	(1,813,853)	(860,647)

Total Stockholders' Equity	(21,806)	-

Total Liabilities and Stockholders' Equity	$500	$-

The accompanying notes are an integral part of these statements

CRC Crystal Research Corporation
(A Development Stage Company)

Restated Statements of Operation

			March 22, 1993
			(Inception) to
	Year Ended December 31,		December 31,
	2007	2006	2007

Operating Expenses
General and Administrative	$29,443	$18,146	$1,042,688
Impairment of Manufacturing Equipment	-	98,931	198,931
Research and Development	-	-	331,459
Professional Fees	33,763	13,722	99,255

Total Operating Expenses	63,206	130,799	1,672,333

(Loss) from Operations	(63,206)	(130,799)	(1,672,333)

Other Income (Expenses)
Other Income			6,654
Loss on Sale of Asset	-	-	(7,491)
Interest Expense	-	-	(140,683)

Net Income/(Loss)	$(63,206)	$(130,799)	$(1,813,853)

Basic (Loss) per Share	$(0.01)	$(0.02)	$(0.45)
Diluted (Loss) per Share	$(0.01)	$(0.02)	$(0.45)

Weighted Average
Number of Shares Outstanding	11,385,991	6,543,131	4,050,417

The accompanying notes are an integral part of these statements

CRC Crystal Research Corporation
(A Development Stage Company)

Restated Statements of Stockholders' Deficit

From 22-Mar-1993 (Inception) to 31-December-2007

							Deficit
							Accumulated
		Price	Common				During the
	Issue	Per	Stock	Paid in	Subscriptions	Development	Total
	Date	Share	Shares	Amount	Capital	Receivable	Stage	Equity
Balance at inception, March 22, 1993			-	$-	$-	$-	$-	$-

Common shares issued to founder
for cash and subscriptions	22-Mar-93	$0.01	2,210,000	2,210	22,926	(12,555)	-	12,581
Payment of stock subscription						12,555		12,555

Net Loss							(33,292)	(33,292)

Balance, December 31, 1994			2,210,000	2,210	22,926	-	(33,292)	(8,156)

Common shares issued for services	21-Sep-95	$0.04	44,000	44	1,956			2,000
Common shares issued for services	30-Sep-95	$0.25	47,000	47	11,703			11,750
Common shares issued for cash	21-Sep-95	$0.22	112,333	112	24,888			25,000
Common shares issued in								-
conversion of convertible notes	30-Oct-95	$0.25	100,000	100	24,900			25,000
Common shares issued for services	15-Nov-95	$0.25	31,600	32	7,868			7,900
Common shares issued in								-
conversion of convertible notes	30-Dec-95	$0.25	40,000	40	9,960			10,000

Net (Loss)							(236,109)	(236,109)

Balance, December 31, 1995			2,584,933	2,585	104,201	-	(269,401)	(162,615)

Common shares issued for cash	18-Jan-96	$0.25	40,000	40	9,960			10,000
Common shares issued for services	06-Apr-96	$0.25	7,000	7	1,743			1,750
Common shares issued for services	19-Aug-96	$0.25	4,000	4	996			1,000
Common shares issued for services	17-Dec-06	$0.25	15,200	15	3,785			3,800

Net (Loss)							(192,969)	(192,969)

Balance, December 31, 1996			2,651,133	2,651	120,685	-	(462,370)	(339,034)

Common shares issued for cash	09-May-97	$0.50	50,000	50	24,950			25,000
Common shares issued for services	09-May-97	$0.50	22,000	22	10,978			11,000
Common shares issued in
conversion of convertible notes	29-May-97	$0.25	80,000	80	19,920			20,000
Common shares issued for services	14-Jul-97	$0.50	15,000	15	7,485			7,500
Common shares issued for cash	14-Jul-97	$0.50	70,000	70	34,930			35,000
Common shares issued in conversion of
convertible notes	19-Aug-97	$0.25	120,000	120	29,880			30,000
Common shares issued for cash	26-Aug-97	$0.50	113,472	113	56,623			56,736
Common shares issued for cash	04-Dec-97	$0.50	30,000	30	14,970			15,000
Common shares issued for services	04-Dec-97	$0.50	85,000	85	42,415			42,500

Net (Loss)							(175,534)	(175,534)

Balance, December 31, 1997			3,236,605	3,236	362,836	-	(637,904)	(271,832)

Common shares issued for cash	26-Feb-98	$0.50	20,000	20	9,980			10,000
Common shares issued for services	26-Feb-98	$0.50	8,000	8	3,992			4,000
Common shares issued for cash	11-May-98	$0.50	64,000	64	31,936			32,000
Common shares issued for cash	30-Sep-98	$0.50	30,000	30	14,970			15,000
Common shares issued for services	21-Dec-98	$0.50	3,000	3	1,497			1,500

Net (Loss)							(220,547)	(220,547)

Restated Statements of Stockholders' Deficit - continued

Balance, December 31, 1998			3,361,605	3,361	425,211	-	(858,451)	(429,879)

Common shares issued for cash	14-Apr-98	$0.50	12,000	12	5,988			6,000
Common shares issued for cash	15-Sep-98	$0.50	8,000	8	3,992			4,000
Common shares issued for services	15-Sep-99	$0.50	8,000	8	3,992			4,000

Net (Loss)							(154,943)	(154,943)

Balance, December 31, 1999			3,389,605	3,389	439,183	-	(1,013,394)	(570,822)

Common shares issued for services	28-Mar-00	$0.25	290,000	290	72,210			72,500

Net (Loss)							(231,985)	(231,985)

Balance, December 31, 2000			3,679,605	3,679	511,393	-	(1,245,379)	(730,307)

Net (Loss)							(80,558)	(80,558)

Balance, December 31, 2001			3,679,605	3,679	511,393	-	(1,325,937)	(810,865)

Net (Loss)							(16,760)	(16,760)

Balance, December 31, 2002			3,679,605	3,679	511,393	-	(1,342,697)	(827,625)

Net (Loss)							(18,063)	(18,063)

Balance, December 31, 2003			3,679,605	3,679	511,393	-	(1,360,760)	(845,688)

Net (Loss)							(142,763)	(142,763)

Balance, December 31, 2004			3,679,605	3,679	511,393	-	(1,503,523)	(988,451)

Contributed capital					890,000			890,000

Net Income / (Loss)							(116,326)	(116,326)

Balance, December 31, 2005			3,679,605	3,679	1,401,393	-	(1,619,849)	(214,777)

Common shares issued for
exercise of warrants for debt	10-Jun-06	$0.12	869,844	870	100,305			101,175
Common shares issued for
convertion of related party debt	10-Jun-06	$0.04	5,800,000	5,800	226,200			232,000
Common shares issued for services	10-Jun-06	$0.04	300,000	300	11,700			12,000
Common shares issued for services	30-Sep-06	$0.04	10,000	10	390			400

Net (Loss)							(130,798)	(130,798)

Balance, December 31, 2006			10,659,449	10,659	1,739,988	-	(1,750,647)	-

Common shares issued for services	15-Jun-07	$0.01	1,050,000	1,050	9,450			10,500
Common shares issued for services	01-Oct-07	$0.05	618,000	618	30,282			30,900

Net Income / (Loss)							(63,206)	(63,206)

Balance, December 31, 2007			12,327,449	$12,327	$1,779,720	$-	$(1,813,853)	$(21,806)

On June 9, 2006 the Company exercised articles of conversion from an Arizona Corporation to a Nevada Corporation and changed its capital stock from no par value stock to a $0.001 par value, this change has been retroactively applied to this schedule.

On June 10, 2006 the Company exercised a 4:1 forward stock split that has been retroactively applied to this schedule and increases the number of shares issued and thereby decreases the price per share.

The accompanying notes are an integral part of these statements

CRC Crystal Research Corporation
(A Development Stage Company)

Restated Statements of Cash Flow

			March 22, 1993
			(Inception) to
	Year Ended December 31,		December 31,
	2007	2006	2007

Operating Activities:

Net Profit / (Loss)	$(63,206)	$(130,799)	$(1,813,853)

Adjustments to reconcile Net (Loss) to cash:
Depreciation	-	2,141	25,545
Loss on Sale of Asset	-	-	7,491
Impairment of Manufacturing Equipment	-	98,930	198,931
Common Stock issued for Service	41,400	12,400	225,000
Contributed capital			890,000
Changes in Assets and Liabilities
Increase/(Decrease) in Accounts Payable	750	-	750
Increase/(Decrease) in Accrued Liabilities	-	-	24,183

Net Cash (Used) by Operating Activities	(21,056)	(17,328)	(441,953)

Investment Activities:
Equipment Purchase	-	-	(17,858)
Manufacturing Equipment Purchase	-	-	(214,109)

Cash Used by Investment Activities	-	-	(231,967)

Financing Activities:
Net Proceeds from loans - Related Parties	21,556	17,328	215,548
Proceeds from Series A Convertible Notes	-	-	200,000
Proceeds from sale of Common Stock	-	-	258,872

Cash Provided by Financing Activities	21,556	17,328	674,420

Net Increase/(Decrease) in Cash	500	-	500

Cash, Beginning of Period	-	-	-

Cash, End of Period	$500	$-	$500

Supplemental Information:
Interest Paid	$-	$11,500	$140,683
Income Taxes Paid	$-	$-	$-

Non-Cash Activities:
Loss on Sale and Impairment of Assets	$-	$98,930	$206,422
Contributed Capital	$-	$-	$890,000
Stock issued to Convert Notes	$-	$-	$85,000
Stock issued to convert related-party debt	$-	$333,175	$333,175
Stock issued in lieu of cash for service	$41,400	$12,400	$225,000

The accompanying notes are an integral part of these statements

CRC Crystal Research Corporation
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS
(December 31, 2007 and 2006)
(AS RESTATED)

NOTE 1.                      GENERAL ORGANIZATION AND BUSINESS

CRC Crystal Research Corporation (“CRC Arizona”) was organized in the state of Arizona on March 22, 1993.  CRC Arizona had difficulty obtaining sufficient capital to maintain operations and ceased active operations in 1999.  In June, 2006, CRC Arizona’s board approved a plan to reincorporate in the State of Nevada.  CRC Arizona completed the reincorporation by filing of Articles of Merger with the States of Arizona and Nevada on September 21, 2006, which effected the merger of the CRC Arizona with and into CRC Crystal Research Corporation (“CRC Nevada”), a Nevada corporation.  Prior to filing the Articles of Merger, CRC Nevada was a wholly-owned subsidiary of CRC Arizona.   CRC Arizona and CRC Nevada shall be referred to collectively as the “Company.”

The Company is a development stage company as defined by SFAS 7 and not a “Shell” Company.  The Company is the licensee under a License Agreement dated September 25, 2006, with Single Crystal Technologies, Inc. (“SCT”), under which the Company holds a non-exclusive, worldwide license to use and employ certain intellectual property rights owned by SCT to manufacture, use and sell scintillation crystals, well logging assemblies, scintillation crystal plate assemblies and gamma camera plate assemblies.  The Company intends to use the rights granted under the License Agreement to develop product and services for use in energy exploration and homeland security, among other applications, and is actively seeking capital to fund the commencement of operations.

NOTE  2.                     SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The relevant accounting policies and procedures are listed below.

Accounting Basis

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

Fiscal Year

The Company operates on a December 31st fiscal year end.

Earnings/(Loss) per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity common stock equivalents.  As of December 31, 2007 and 2006, the Company had 300,000 in common stock purchase warrants outstanding as common stock equivalents, respectively.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are carried at cost and depreciated on a straight-line bases over their useful lives.  Office Equipment is depreciated over five years.  Manufacturing equipment is depreciated over ten years and is periodically reviewed for impairment.  A gain or loss on disposal is included in the statement of operation net of cost and accumulated depreciation for all disposed assets.  During 2004 the Company sold an asset and recorded a loss on disposition of $7,491.

The net book value of manufacturing equipment at December 31, 2004 was $203,212.  Because the Company had been inactive and the manufacturing equipment had been in storage for several years, the Company decided to review the equipment for impairment.  It was determined that not all components were still useful.  Accordingly, the Company recorded an impairment charge of $100,000 at December 31, 2005, which represented the book value of the components which the Company determined were no longer useful.  As of December 31, 2006, the Company reviewed the manufacturing equipment again, and decided to fully impair the equipment, which resulted in an impairment charge of $98,931 in the year ended December 31, 2006.

CRC Crystal Research Corporation
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS
(December 31, 2007 and 2006)
(AS RESTATED)

NOTE  2.                     SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES - continued

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Research and Development

The Company follows the policy of expensing research and development costs in the period incurred. The Company incurred $0, $0 and $331,459 during the years ended December 31, 2007 and 2006 and from inception through December 31, 2007, respectively.

NOTE 3.                      GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has never generated revenues, has accumulated a loss of $1,813,853 during its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

Management’s Plan

Management plans to seek funding from its shareholders and other qualified investors to pursue its business plan.

NOTE 4.                      STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 450,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share.  As of December 31, 2006, there were 10,659,449 shares of common stock outstanding, and no shares of preferred stock outstanding.   On June 10, 2006, the Company effected a four for one stock split.  All share amounts herein are adjusted to give effect to the stock split.

On December 3, 2007 the Company registered 4,000,000 common shares and 2,000,000 options to purchase common shares under an S-8 Non-Qualified Stock Compensation Plan to assist in the acquisition of services and provide incentives for employees as it executes its business plan of which zero shares have been issued or committed as of December 31, 2007.  The Form S-8 was subsequently withdrawn.

The Company did not issue any shares of common stock in 2005.

The Company issued 6,979,844 shares of common stock in 2006 in the following transactions:
•
On June 10, 2006, the Company issued 469,844 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.0025 per share, or $1,175.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

•
On June 10, 2006, the Company issued 400,000 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.25 per share, or $100,000.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

•
On June 10, 2006, the Company issued 5,800,000 shares of common stock to the CEO in satisfaction of $232,000 of indebtedness from the Company to CEO, or $0.04 the trading price of the shares on the date of issuance of per share.

•
On June 10, 2006, the Company issued 300,000 shares of common stock to six unrelated parties for services rendered to the Company.  The shares were valued at the trading price of the shares on the date of issuance of $0.04 per share.

•	On September 30, 2006, the Company issued 10,000 shares of common stock to an unrelated person for services rendered to the Company. The shares were valued at $0.04 per share.

CRC Crystal Research Corporation
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS
(December 31, 2007 and 2006)
(AS RESTATED)

NOTE 4.                      STOCKHOLDERS’ EQUITY - continued

The Company issued 1,668,000 shares of common stock during the period ended December 31, 2007 as follows:

•	On June 15, 2007 the Company issued 1,050,000 common shares at the trading price of the shares on the date of issuance of $0.01 for professional consulting services of $10,500.

•
On October 1, 2007 the Company issued 440,000 common shares to four board members for services in lieu of cash at the trading price of the shares on the date of issuance of $0.05 per share or $22,000 and 178,000 common shares at the trading price of the shares on the date of issuance of $0.05 per share to convert accounts payable of $8,900.

Warrants and Options

 Information relating to warrant activity during 2006 and 2005 follows:

Warrants Outstanding at December 31, 2004	1,169,844
Less: Warrants Issued/Exercised	0
Less: Warrants Expired	0
Total Warrants outstanding at December 31, 2005	1,169,844

Less: Warrants Exercised	869,844
Less: Warrants Expired	0
Total Warrants Outstanding at December 31, 2006	300,000

On December 31, 2007, the Company had warrants outstanding for the purchase of an aggregate of 300,000 shares of its Common Stock, which are summarized in the table below.

	Warrants Outstanding	Exercise Price	Expiration Date

	140,000	$0.50	19-Oct-2008
	160,000	$0.50	08-Apr-2010

Total	300,000

All exercise prices and share amounts have been adjusted to account for a 4:1 stock split effected on June 10, 2006.

NOTE 5.                      RELATED PARTY PAYABLES

Loans from Kiril A. Pandelisev

During the fiscal year ended December 31, 2005, the Company received loans from the Company’s sole officer and director, and its majority shareholder.  As of December 31, 2005, the Company was indebted to the CEO in the amount of $176,665.

During the fiscal year ended December 31, 2006, the Company received loans from the CEO in the amount of $17,327.

The loans made by the CEO to the Company in 2005 and 2006 were used to fund general and administrative expenses of the Company.  The loans were not evidenced by a note, were unsecured, did not bear interest and were payable on demand.

On June 10, 2006, the CEO utilized the amount due him by the Company to pay the exercise price under warrants held by him (see below).

CRC Crystal Research Corporation
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS
(December 31, 2007 and 2006)
(AS RESTATED)

NOTE 5.                      RELATED PARTY PAYABLES - continued

Employment Agreement with the CEO

The Company was a party to an Employment Agreement with its CEO dated March 31, 1997.  The Employment Agreement provided that the CEO was entitled to base compensation of $120,000 per year, among other provisions.  The Employment Agreement terminated by its terms on March 31, 2002.

As of December 31, 2005 the Company had accrued $799,182 in deferred salary under an Employment Agreement with the CEO.

As of December 31, 2005, the CEO agreed to forgive any claim for $660,000 of the accrual compensation, and as a result the Company recorded a contribution to capital in that amount in fiscal 2005.  As a result of the forgiveness, the balance owed to CEO at December 31, 2005 for accrued compensation was $139,182 accrued salary.

Satisfaction of Amounts Due the CEO

On June 10, 2006, the CEO agreed to satisfy the amounts due him for accrued compensation under his Employment Agreement and for loans he had made the Company by exercising his options in the Company and converting the balance of the indebtedness into additional shares of common stock.

As of June 10, 2006, the CEO held options to purchase 400,000 shares of common stock at $0.25 per share, and options to purchase 469,844 shares of common stock at $0.0025 per share.  The aggregate exercise price under both options was $101,175.  The CEO applied $101,175 of the indebtedness due him by the Company to the exercise price under the options, which resulted in him acquiring 869,844 shares of common stock.

After exercising the options, the balance owed to the CEO was $232,000, which was converted into 5,800,000 shares of common stock at $0.04 per share.

License Agreement with Single Crystal Technologies, Inc.

On September 25, 2006, the Company entered into a License Agreement with Single Crystal Technologies, Inc. (“SCT”), under which the Company holds a non-exclusive, worldwide license to use and employ certain intellectual property rights owned by SCT to manufacture, use and sell scintillation crystals, well logging assemblies, scintillation crystal plate assemblies and gamma camera plate assemblies.

SCT is owned by the Company’s CEO.  Under the License Agreement, the Company is obligated to pay SCT a license fee of $50,000 when it raises at least $500,000 in capital.  In addition, the Company will be obligated to pay SCT royalties in varying percentages based on the revenues received from products that incorporate the technology licensed to the Company under the License Agreement.  In the event the Company fails to commence the production of products incorporating the technology licensed under the License Agreement within two years of the date of the Agreement, SCT may terminate the License Agreement at its option.

The terms of the License agreement also obligates the Company to pay all the patent filing and maintenance fees associated with all the patents held and new patents developed by SCT, Inc.  The agreement also grants to the Company exclusive rights to use any patents and patent improvements developed by either SCT or the Company during the license period.

During the year ended December 31, 2007 the actual costs paid by a related party on behalf of the Company is $18,000 for legal fees associated with patent improvement and maintenance related to the license agreement.

Current Loans from the CEO

During the year ended December 31, 2007, Mr. Pandelisev has provided short term operating capital to the company in the amount of $21,556.  These are non-interest bearing demand loans.

NOTE 6.                      CONVERTIBLE NOTES

During the years ended December 31, 1997, 1996 and 1995 the Company issued Series A Convertible Unsecured Promissory Notes (the Notes) in the total aggregate principal of $200,000.  The Notes bore interest at 10% payable quarterly commencing December 31, 1995 through maturity on December 31, 1999.  Any notes that were not paid at maturity would continue to bear interest at 10% per annum until paid.

The notes were convertible into shares of common stock at the rate of four (4) shares of common stock for each one dollar principal amount of note (after giving effect to a subsequent 4 for 1 stock split).   As of December 31, 1999, notes in the aggregate principle amount of $85,000 had been converted by the holders into 340,000 shares of common stock, leaving notes with a principal balance of $115,000 outstanding.

The notes also provided the Company with the opportunity to redeem any unconverted notes after the December 31, 1999 maturity date at the rate of 2,500 common shares for every $5,000 in notes payable converted if certain interest and profit sharing payments were made by the maturity date.  The Company did not satisfy the conditions for redemption of the notes and therefore was not eligible to redeem the notes at maturity on December 31, 1999.

CRC Crystal Research Corporation
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS
(December 31, 2007 and 2006)
(AS RESTATED)

NOTE 6.                      CONVERTIBLE NOTES - continued

Because the Company was unable to pay the remaining notes in full on their maturity date, the Company’s board approved the issuance of two shares of common stock for each one dollar principal amount of notes, or an aggregate of 230,000 shares, in March 2000 as a gesture of goodwill to the note holders.  The Company recorded an expense of $57,500 resulting from the issuance of these shares.

As of December 31, 2005, total principle and accrued interest on the notes was $230,000.  Because no collection demands had been made by the holders of the notes during the six years following the maturity date of the notes to December 31, 2005, the Company was advised that any claim by a note-holder would be barred by the statute of limitations under Arizona law. Accordingly the Company wrote off its liability on the notes as of December 31, 2005, and recorded contributed capital of $230,000 at December 31, 2005.

NOTE 7.                      PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  The total deferred tax asset is $399,048 as of December 31, 2007 which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $1,813,853 the total valuation allowance is a comparable $399,048.

The provision for income taxes for the period ended December 31, 2007 and 2006 is calculated by applying the statutory rate of 22% to the income/(loss) from continuing operations and deducting appropriate taxes and allowances as follows:

Year Ended December 31,	2007	2006
Deferred Tax Asset	$13,905	$28,776
Valuation Allowance	(13,905)	(28,776)
Current Taxes Payable	0.00	0.00
Income Tax Expense	$0.00	$0.00

Below is a chart showing the operating losses from continuing operations and the years in which they will expire.

Year	Amount	Expiration
1994	$33,292	2014
1995	236,109	2015
1996	192,969	2016
1997	175,534	2017
1998	220,547	2018
1999	154,943	2019
2000	231,985	2020
2001	80,558	2021
2002	16,760	2022
2003	18,063	2023
2004	142,763	2024
2005	116,326	2025
2006	130,799	2026
2007	63,206	2027

Total	$1,813,853

CRC Crystal Research Corporation
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS
(December 31, 2007 and 2006)
(AS RESTATED)

NOTE 8.                      USE OF PATENTS LICENSE, COMMITMENTS AND CONTINGENCIES

On September 25, 2006, the Company entered into a License Agreement with Single Crystal Technologies, Inc. (“SCT”), under which the Company holds a non-exclusive, worldwide license to use and employ certain intellectual property rights (Patents) owned by SCT to manufacture, use and sell scintillation crystals, well logging assemblies, scintillation crystal plate assemblies and gamma camera plate assemblies.

SCT is owned by Kiril A. Pandelisev, the Company’s sole officer and director.  Under the License Agreement, the Company is not obligated to pay SCT the license fee of $50,000 until it raises at least $500,000 in capital.  However, the Company is obligated to pay certain patent filing and maintenance fees as described below as part of cost of the license.  The Company has not recorded a liability to SCT for the $50,000 because it is uncertain at this time that the Company will be able to raise sufficient capital to trigger the obligation to make this payment.

The terms of the License agreement also obligates the Company to pay all the patent filing and maintenance fees associated with all the patents held and new patents developed by SCT, Inc.  The agreement also grants to the Company exclusive rights to use any patents and patent improvements developed by either SCT or the Company during the license period.

During the year ended December 31, 2007 the actual costs paid by a related party on behalf of the Company is $18,000 for legal fees associated with patent improvement and maintenance fees related to the license agreement.

In addition, the Company will be obligated to pay SCT royalties in varying percentages based on the revenues received from products that incorporate the technology licensed to the Company under the License Agreement.  In the event the Company fails to commence the production of products incorporating the technology licensed under the License Agreement within two years of the date of the Agreement, SCT may terminate the License Agreement at its option.

NOTE  9.                     THE EFFECT OF RECENTLY ISSUED ACCOUNTING  STANDARDS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) SFAS 155-157 and their effect on the Company.

Statement No. 155 – Accounting for Certain Hybrid Financial Instruments

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133, Accounting for Derivatives Instruments and Hedging Activities and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.  SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows.  SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument.

Statement No. 156 – Accounting for Servicing of Financial Assets

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets, which provides an approach to simplify efforts to obtain hedge-like (offset) accounting.  This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity's exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied.

CRC Crystal Research Corporation
(A Development Stage Company)
NOTES TO AUDITED FINANCIAL STATEMENTS
(December 31, 2007 and 2006)
(AS RESTATED)

NOTE  9.                     THE EFFECT OF RECENTLY ISSUED ACCOUNTING  STANDARDS - continued

Statement No. 157 – Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, to clarify how to measure fair value and to expand disclosures about fair value measurements.  The expanded disclosures include the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value on earnings and is applicable whenever other standards require (or permit) assets and liabilities to be measured at fair value.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

NOTE  10.                   SUBSEQUENT EVENTS

On January 22, 2008 the company entered in to a consulting agreement with Mirador Consulting Inc. (Mirador) for Investor Relations consulting.  The Company issued 300,000 restricted common shares to Mirador upon execution of the agreement.  Subsequently, the agreement was nullified and Mirador provided notice that the certificate was returned.  Accordingly, the company has affected an administrative hold on the stock until the certificate is received.

NOTE 11.                    RESTATED FINANCIALS

The Company has restated its December 31, 2007 and 2006 financial statements as follows:

Balance Sheets

Corrected error in commons shares reported as issued and outstanding on December 31, 2007 from 12,327,805 shares to 12,327,449 shares consistent with the Statement of Stockholders equity.

Income Statements

Reformatted statements to display Other Income/(Expenses) rather than Extraordinary Items and to reclassify the reported $230,000 gain on expiration of debt and $660,000 gain on write-off of accrued liabilities as $890,000 contributed capital.  This had the effect of increasing the reported inception to date loss by $890,000 from $923,853 to $1,813,853.

Corrected the classification of Impairment of Manufacturing Equipment as an Operating Expense rather than an Extraordinary Item and reclassified Interest Expense as an Other Expense rather than an Operating Expense.

Separated Basic and Diluted Loss per share to individual components and added the inception to date calculations.

Statements of Stockholders Deficit

Contributed Capital of $890,000 is added in the period ended December 31, 2005.

Statements of Cash Flow

The $230,000 gain on expiration of debt and the $660,000 gain on write-off of accrued liabilities is corrected to show contributed capital of $890,000 in the inception to date column.

Notes to Audited Statements

A Note 6 entitled “CONVERTIBLE NOTES” was added to disclose the conversion and write-off of convertible notes.

CRC Crystal Research Corporation
(A Development Stage Company)

Balance Sheets
(Unaudited)

		December 31,
	June 30,	2007
	2008	(Audited)

ASSETS

Current Assets
Cash	$2,122	$500

Total Current Assets	2,122	500

Fixed Assets
Equipment - Net	627,821	-

Total Fixed Assets	627,821	-

Total Assets	$629,943	$500

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)

Current Liabilities
Accounts Payable	$8,570	$750
Loans Payable - Related Parties	54,214	21,556

Total Current Liabilities	62,784	22,306

Stockholders' Equity

Preferred Stock, authorized
50,000,000 shares, par value $0.001,
no preferred stock is outstanding	-	-

Common Stock, authorized
450,000,000 shares, par value $0.001,
issued and outstanding on March 31,
2008 and December 31, 2007 is
13,370,270 and 12,327,449 shares
respectively	13,370	12,327

Paid in Capital	2,427,248	1,779,720

Accumulated Deficit During
Development Stage	(1,873,459)	(1,813,853)

Total Stockholders' Equity	567,159	(21,806)

Total Liabilities and Stockholders' Equity	$629,943	$500

The accompanying notes are an integral part of these statements

CRC Crystal Research Corporation
(A Development Stage Company)

Statements of Operation
(Unaudited)

					March 22, 1993
	Three Months Ended		Six Months Ended		(Inception) to
	June 30,		June 30,		June 30,
	2008	2007	2008	2007	2008

Operating Expenses
General and Administrative	$38,080	$1,402	$40,986	$1,942	$1,094,174
Impairment of Manufacturing Equipment	-	-	-	-	198,931
Patent Maintenance	5,115		7,070		7,070
Research and Development	-	-	-	-	331,459
Professional Fees	2,122	19,168	11,550	27,168	100,305

Total Expenses	45,317	20,570	59,606	29,110	1,731,939

(Loss) from Operations	(45,317)	(20,570)	(59,606)	(29,110)	(1,731,939)

Other Income (Expenses)
Other Income	-	-	-	-	6,654
Loss on Sale of Asset	-	-	-	-	(7,491)
Interest Expense	-	-	-	-	(140,683)

Net Income/(Loss)	$(45,317)	$(20,570)	$(59,606)	$(29,110)	$(1,873,459)

Basic (Loss) per Share	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.44)
Diluted (Loss) per Share	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.44)

Weighted Average
Number of Shares Outstanding	12,327,449	12,700,645	12,700,645	10,746,466	4,297,838

The accompanying notes are an integral part of these statements

CRC Crystal Research Corporation
(A Development Stage Company)

Statements of Stockholders' Deficit
(Unaudited)

From 22-Mar-1993 (Inception) to 30-June-2008

							Deficit
							Accumulated
		Price					During the
	Issue	Per	Common Stock		Paid in	Subscriptions	Development	Total
	Date	Share	Shares	Amount	Capital	Receivable	Stage	Equity
Balance at inception, March 22, 1993			-	$-	$-	$-	$-	$-

Common shares issued to founder
for cash and subscriptions	22-Mar-93	$0.01	2,210,000	2,210	22,926	(12,555)	-	12,581
Payment of stock subscription						12,555		12,555

Net Loss							(33,292)	(33,292)

Balance, December 31, 1994			2,210,000	2,210	22,926	-	(33,292)	(8,156)

Common shares issued for services	21-Sep-95	$0.04	44,000	44	1,956			2,000
Common shares issued for services	30-Sep-95	$0.25	47,000	47	11,703			11,750
Common shares issued for cash	21-Sep-95	$0.22	112,333	112	24,888			25,000
Common shares issued in								-
conversion of convertible notes	30-Oct-95	$0.25	100,000	100	24,900			25,000
Common shares issued for services	15-Nov-95	$0.25	31,600	32	7,868			7,900
Common shares issued in								-
conversion of convertible notes	30-Dec-95	$0.25	40,000	40	9,960			10,000

Net (Loss)							(236,109)	(236,109)

Balance, December 31, 1995			2,584,933	2,585	104,201	-	(269,401)	(162,615)

Common shares issued for cash	18-Jan-96	$0.25	40,000	40	9,960			10,000
Common shares issued for services	06-Apr-96	$0.25	7,000	7	1,743			1,750
Common shares issued for services	19-Aug-96	$0.25	4,000	4	996			1,000
Common shares issued for services	17-Dec-06	$0.25	15,200	15	3,785			3,800

Net (Loss)							(192,969)	(192,969)

Balance, December 31, 1996			2,651,133	2,651	120,685	-	(462,370)	(339,034)

Common shares issued for cash	09-May-97	$0.50	50,000	50	24,950			25,000
Common shares issued for services	09-May-97	$0.50	22,000	22	10,978			11,000
Common shares issued in
conversion of convertible notes	29-May-97	$0.25	80,000	80	19,920			20,000
Common shares issued for services	14-Jul-97	$0.50	15,000	15	7,485			7,500
Common shares issued for cash	14-Jul-97	$0.50	70,000	70	34,930			35,000
Common shares issued in
conversion of convertible notes	19-Aug-97	$0.25	120,000	120	29,880			30,000
Common shares issued for cash	26-Aug-97	$0.50	113,472	113	56,623			56,736
Common shares issued for cash	04-Dec-97	$0.50	30,000	30	14,970			15,000
Common shares issued for services	04-Dec-97	$0.50	85,000	85	42,415			42,500

Net (Loss)							(175,534)	(175,534)

Balance, December 31, 1997			3,236,605	3,236	362,836	-	(637,904)	(271,832)

Common shares issued for cash	26-Feb-98	$0.50	20,000	20	9,980			10,000
Common shares issued for services	26-Feb-98	$0.50	8,000	8	3,992			4,000
Common shares issued for cash	11-May-98	$0.50	64,000	64	31,936			32,000
Common shares issued for cash	30-Sep-98	$0.50	30,000	30	14,970			15,000
Common shares issued for services	21-Dec-98	$0.50	3,000	3	1,497			1,500

Net (Loss)							(220,547)	(220,547)

Statements of Stockholders' Deficit - continued

Balance, December 31, 1998			3,361,605	3,361	425,211	-	(858,451)	(429,879)

Common shares issued for cash	14-Apr-98	$0.50	12,000	12	5,988			6,000
Common shares issued for cash	15-Sep-98	$0.50	8,000	8	3,992			4,000
Common shares issued for services	15-Sep-99	$0.50	8,000	8	3,992			4,000

Net (Loss)							(154,943)	(154,943)

Balance, December 31, 1999			3,389,605	3,389	439,183	-	(1,013,394)	(570,822)

Common shares issued for services	28-Mar-00	$0.25	290,000	290	72,210			72,500

Net (Loss)							(231,985)	(231,985)

Balance, December 31, 2000			3,679,605	3,679	511,393	-	(1,245,379)	(730,307)

Net (Loss)							(80,558)	(80,558)

Balance, December 31, 2001			3,679,605	3,679	511,393	-	(1,325,937)	(810,865)

Net (Loss)							(16,760)	(16,760)

Balance, December 31, 2002			3,679,605	3,679	511,393	-	(1,342,697)	(827,625)

Net (Loss)							(18,063)	(18,063)

Balance, December 31, 2003			3,679,605	3,679	511,393	-	(1,360,760)	(845,688)

Net (Loss)							(142,763)	(142,763)

Balance, December 31, 2004			3,679,605	3,679	511,393	-	(1,503,523)	(988,451)

Contributed capital					890,000			890,000

Net Income / (Loss)							(116,326)	(116,326)

Balance, December 31, 2005			3,679,605	3,679	1,401,393	-	(1,619,849)	(214,777)

Common shares issued for
exercise of warrants for debt	10-Jun-06	$0.12	869,844	870	100,305			101,175
Common shares issued for
conversion of related party debt	10-Jun-06	$0.04	5,800,000	5,800	226,200			232,000
Common shares issued for services	10-Jun-06	$0.04	300,000	300	11,700			12,000
Common shares issued for services	30-Sep-06	$0.04	10,000	10	390			400

Net (Loss)							(130,798)	(130,798)

Balance, December 31, 2006			10,659,449	10,659	1,739,988	-	(1,750,647)	-

Common shares issued for services	15-Jun-07	$0.01	1,050,000	1,050	9,450			10,500
Common shares issued for services	01-Oct-07	$0.05	618,000	618	30,282			30,900

Net Income / (Loss)							(63,206)	(63,206)

Balance, December 31, 2007			12,327,449	12,327	1,779,720	-	(1,813,853)	(21,806)

Common shares issued to acquire
Assets	31-Mar-08	$1.00	627,821	628	627,193			627,821
Common shares issued for services	04-Jun-08	$0.05	415,000	415	20,335			20,750

Net Income / (Loss)							(59,606)	(59,606)

Balance, June 30, 2008			13,370,270	$13,370	$2,427,248	$-	$(1,873,459)	$567,159

On June 9, 2006 the Company exercised articles of conversion from an Arizona Corporation to a Nevada Corporation and changed its capital stock from no par value stock to a $0.001 par value, this change has been retroactively applied to this schedule.

On June 10, 2006 the Company exercised a 4:1 forward stock split that has been retroactively applied to this schedule and increases the number of shares issued and thereby decreases the price per share.

The accompanying notes are an integral part of these statements

CRC Crystal Research Corporation
(A Development Stage Company)

Statements of Cash Flow
(Unaudited)

					March 22, 1993
	Three Months Ended		Six Months Ended		(Inception) to
	June 30,		June 30,		June 30,
	2008	2007	2008	2007	2008

Operating Activities:

Net Profit / (Loss)	$(45,317)	$(20,570)	$(59,606)	$(29,110)	$(1,873,459)

Adjustments to reconcile Net (Loss) to cash:
Depreciation	-	-	-	-	25,545
Loss on Sale of Asset	-	-	-	-	7,491
Impairment of Manufacturing Equipment	-	-	-	-	198,931
Common Stock issued for Service	20,750	-	20,750	10,500	245,750
Contributed capital					890,000
Changes in Assets and Liabilities
Increase/(Decrease) in Accounts Payable	5,865	750	7,820	8,150	6,615
Increase/(Decrease) in Accrued Liabilities	-	-	-	-	24,183

Net Cash (Used) by Operating Activities	(18,702)	(19,820)	(31,036)	(10,460)	(474,944)

Investment Activities:
Equipment Purchase	-	-	-	-	(17,858)
Manufacturing Equipment Purchase		-	(627,821)	-	(841,930)

Cash Used by Investment Activities	-	-	(627,821)	-	(859,788)

Financing Activities:
Net Proceeds from loans - Related Parties	18,374	19,820	32,658	10,460	250,161
Common Stock Issued for Asset Purchase			627,821		627,821
Proceeds from Series A Convertible Notes	-	-	-	-	200,000
Proceeds from sale of Common Stock	-	-	-	-	258,872

Cash Provided by Financing Activities	18,374	19,820	660,479	10,460	1,336,854

Net Increase/(Decrease) in Cash	(328)	-	1,622	-	2,122

Cash, Beginning of Period	2,450	-	500	-	-

Cash, End of Period	$2,122	$-	$2,122	$-	$2,122

Supplemental Information:
Interest Paid	$-	$-	$-	$-	$140,683
Income Taxes Paid	$-	$-	$-	$-	$-

Non-Cash Activities:
Loss on Sale and Impairment of Assets	$-	$-	$-	$-	$206,422
Stock issued for Purchase of Assets	$-	$-	$-	$-	$627,821
Contributed Capital	$-	$-	$-	$-	$890,000
Stock issued to Convert Notes	$-	$-	$-	$-	$85,000
Stock issued to convert related-party debt	$-	$-	$-	$-	$333,175
Stock issued in lieu of cash for service	$20,750	$-	$20,750	$-	$245,750

The accompanying notes are an integral part of these statements

CRC Crystal Research Corporation
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(June 30, 2008 and December 31, 2007 as restated)

NOTE 1.                      GENERAL ORGANIZATION AND BUSINESS

CRC Crystal Research Corporation (“CRC Arizona”) was organized in the state of Arizona on March 22, 1993.  CRC Arizona had difficulty obtaining sufficient capital to maintain operations and ceased active operations in 1999.  In June, 2006, CRC Arizona’s board approved a plan to reincorporate in the State of Nevada.  CRC Arizona completed the reincorporation by filing of Articles of Merger with the States of Arizona and Nevada on September 21, 2006, which affected the merger of the CRC Arizona with and into CRC Crystal Research Corporation (“CRC Nevada”), a Nevada corporation.  Prior to filing the Articles of Merger, CRC Nevada was a wholly-owned subsidiary of CRC Arizona.   CRC Arizona and CRC Nevada shall be referred to collectively as the “Company.”

The Company is a development stage company as defined by SFAS 7 and not a “Shell” Company.  The Company is the licensee under a License Agreement dated September 25, 2006, with Single Crystal Technologies, Inc. (“SCT”), under which the Company holds a non-exclusive, worldwide license to use and employ certain intellectual property rights owned by SCT to manufacture, use and sell scintillation crystals, well logging assemblies, scintillation crystal plate assemblies and gamma camera plate assemblies.  The Company intends to use the rights granted under the License Agreement to develop product and services for use in energy exploration and homeland security, among other applications, and is actively seeking capital to fund the commencement of operations.

NOTE  2.                     SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

The relevant accounting policies and procedures are listed below.

Accounting Basis

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

Fiscal Year

The Company operates on a December 31st fiscal year end.

Earnings/(Loss) per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity common stock equivalents.  As of December 31, 2007 and 2006, the Company had 300,000 in common stock purchase warrants outstanding as common stock equivalents, respectively.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the periods shown.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment are carried at cost and depreciated on a straight-line bases over their useful lives.  Office Equipment is depreciated over five years.  Manufacturing equipment is depreciated over ten years and is periodically reviewed for impairment.  A gain or loss on disposal is included in the statement of operation net of cost and accumulated depreciation for all disposed assets.  During 2004 the Company sold an asset and recorded a loss on disposition of $7,491.

The net book value of manufacturing equipment at December 31, 2004 was $203,212.  Because the Company had been inactive and the manufacturing equipment had been in storage for several years, the Company decided to review the equipment for impairment.  It was determined that not all components were still useful.  Accordingly, the Company recorded an impairment charge of $100,000 at December 31, 2005, which represented the book value of the components which the Company determined were no longer useful.  As of December 31, 2006, the Company reviewed the manufacturing equipment again, and decided to fully impair the equipment, which resulted in an impairment charge of $98,931 in the year ended December 31, 2006.

CRC Crystal Research Corporation
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(June 30, 2008 and December 31, 2007 as restated)

NOTE  2.                     SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES - continued

On March 31, 2008 the Company purchased the following crystal growth and materials purification equipment from SCT, LLC.  The equipment was valued at cost and the Company issued 627,821 common shares for the assets purchased.  These assets will be depreciated over their estimated useful lives of 7 years.  The assets purchased follow:

Asset	Cost

Purification Stations - Qty 3
Including Spare Parts and Materials	$593,486
Generator	3,256
Converters - Qty 2	8,500
Gas Cabinet	2,579

Total	$627,821

Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Research and Development

The Company follows the policy of expensing research and development costs in the period incurred. The Company incurred $0, $0 and $331,459 during the years ended December 31, 2007 and 2006 and from inception through December 31, 2007, respectively.

NOTE 3.                      GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has never generated revenues, has accumulated a loss of $1,873,459 during its development stage, and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

Management’s Plan

Management plans to seek funding from its shareholders and other qualified investors to pursue its business plan.

NOTE 4.                      STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 450,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share.  As of December 31, 2006, there were 10,659,449 shares of common stock outstanding, and no shares of preferred stock outstanding.   On June 10, 2006, the Company affected a four for one stock split.  All share amounts herein are adjusted to give effect to the stock split.

On December 3, 2007 the Company registered 4,000,000 common shares and 2,000,000 options to purchase common shares under an S-8 Non-Qualified Stock Compensation Plan to assist in the acquisition of services and provide incentives for employees as it executes its business plan of which zero shares have been issued or committed as of December 31, 2007.  The Form S-8 was subsequently withdrawn.

CRC Crystal Research Corporation
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(June 30, 2008 and December 31, 2007 as restated)

NOTE 4.                      STOCKHOLDERS’ EQUITY - continued

The Company did not issue any shares of common stock in 2005.

The Company issued 6,979,844 shares of common stock in 2006 in the following transactions:

•
On June 10, 2006, the Company issued 469,844 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.0025 per share, or $1,175.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

•
On June 10, 2006, the Company issued 400,000 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.25 per share, or $100,000.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

•
On June 10, 2006, the Company issued 5,800,000 shares of common stock to the CEO in satisfaction of $232,000 of indebtedness from the Company to CEO, or $0.04 the trading price of the shares on the date of issuance of per share.

•
On June 10, 2006, the Company issued 300,000 shares of common stock to six unrelated parties for services rendered to the Company.  The shares were valued at the trading price of the shares on the date of issuance of $0.04 per share.

•	On September 30, 2006, the Company issued 10,000 shares of common stock to an unrelated person for services rendered to the Company. The shares were valued at $0.04 per share.

The Company issued 1,668,000 shares of common stock during the period ended December 31, 2007 as follows:

•	On June 15, 2007 the Company issued 1,050,000 common shares at the trading price of the shares on the date of issuance of $0.01 for professional consulting services of $10,500.

•
On October 1, 2007 the Company issued 440,000 common shares to four board members for services in lieu of cash at the trading price of the shares on the date of issuance of $0.05 per share or $22,000 and 178,000 common shares at the trading price of the shares on the date of issuance of $0.05 per share to convert accounts payable of $8,900.

The Company issued 627,821 shares of common stock during the period ended March 31, 2008 as follows:

•	On March 31, 2008 the Company issued 627,821 common shares to acquired certain crystal growth and material purification assets valued at $627,821 from SCT, LLC.

Warrants and Options

Information relating to warrant activity during 2006 and 2005 follows:

Warrants Outstanding at December 31, 2004	1,169,844
Less: Warrants Issued/Exercised	0
Less: Warrants Expired	0
Total Warrants outstanding at December 31, 2005	1,169,844

Less: Warrants Exercised	869,844
Less: Warrants Expired	0
Total Warrants Outstanding at December 31, 2006	300,000

On December 31, 2007, the Company had warrants outstanding for the purchase of an aggregate of 300,000 shares of its Common Stock, which are summarized in the table below.

CRC Crystal Research Corporation
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(June 30, 2008 and December 31, 2007 as restated)

NOTE 4.                      STOCKHOLDERS’ EQUITY - continued

	Warrants Outstanding	Exercise Price	Expiration Date

	140,000	$0.50	19-Oct-2008
	160,000	$0.50	08-Apr-2010

Total	300,000

All exercise prices and share amounts have been adjusted to account for a 4:1 stock split affected on June 10, 2006.

NOTE 5.                      RELATED PARTY PAYABLES

Loans from Kiril A. Pandelisev

During the fiscal year ended December 31, 2005, the Company received loans from the Company’s sole officer and director, and its majority shareholder.  As of December 31, 2005, the Company was indebted to the CEO in the amount of $176,665.

During the fiscal year ended December 31, 2006, the Company received loans from the CEO in the amount of $17,327.

The loans made by the CEO to the Company in 2005 and 2006 were used to fund general and administrative expenses of the Company.  The loans were not evidenced by a note, were unsecured, did not bear interest and were payable on demand.

On June 10, 2006, the CEO utilized the amount due him by the Company to pay the exercise price under warrants held by him (see below).

Employment Agreement with the CEO

The Company was a party to an Employment Agreement with its CEO dated March 31, 1997.  The Employment Agreement provided that the CEO was entitled to base compensation of $120,000 per year, among other provisions.  The Employment Agreement terminated by its terms on March 31, 2002.

As of December 31, 2005 the Company had accrued $799,182 in deferred salary under an Employment Agreement with the CEO.

As of December 31, 2005, the CEO agreed to forgive any claim for $660,000 of the accrual compensation, and as a result the Company recorded a contribution to capital in that amount in fiscal 2005.  As a result of the forgiveness, the balance owed to CEO at December 31, 2005 for accrued compensation was $139,182 accrued salary.

Satisfaction of Amounts Due the CEO

On June 10, 2006, the CEO agreed to satisfy the amounts due him for accrued compensation under his Employment Agreement and for loans he had made the Company by exercising his options in the Company and converting the balance of the indebtedness into additional shares of common stock.

As of June 10, 2006, the CEO held options to purchase 400,000 shares of common stock at $0.25 per share, and options to purchase 469,844 shares of common stock at $0.0025 per share.  The aggregate exercise price under both options was $101,175.  The CEO applied $101,175 of the indebtedness due him by the Company to the exercise price under the options, which resulted in him acquiring 869,844 shares of common stock.

After exercising the options, the balance owed to the CEO was $232,000, which was converted into 5,800,000 shares of common stock at $0.04 per share.

License Agreement with Single Crystal Technologies, Inc.

On September 25, 2006, the Company entered into a License Agreement with Single Crystal Technologies, Inc. (“SCT”), under which the Company holds a non-exclusive, worldwide license to use and employ certain intellectual property rights owned by SCT to manufacture, use and sell scintillation crystals, well logging assemblies, scintillation crystal plate assemblies and gamma camera plate assemblies.

SCT is owned by the Company’s CEO.  Under the License Agreement, the Company is obligated to pay SCT a license fee of $50,000 when it raises at least $500,000 in capital.  In addition, the Company will be obligated to pay SCT royalties in varying percentages based on the revenues received from products that incorporate the technology licensed to the Company under the License Agreement.  In the event the Company fails to commence the production of products incorporating the technology licensed under the License Agreement within two years of the date of the Agreement, SCT may terminate the License Agreement at its option.

The terms of the License agreement also obligates the Company to pay all the patent filing and maintenance fees associated with all the patents held and new patents developed by SCT, Inc.  The agreement also grants to the Company exclusive rights to use any patents and patent improvements developed by either SCT or the Company during the license period.

During the year ended December 31, 2007 the actual costs paid by a related party on behalf of the Company is $18,000 for legal fees associated with patent improvement and maintenance related to the license agreement.

During the six months ended June 30, 2008 the Company paid and additional $7,070 in patent maintenance fees.

CRC Crystal Research Corporation
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(June 30, 2008 and December 31, 2007 as restated)

NOTE 5.                      RELATED PARTY PAYABLES - continued

Current Loans from the CEO

As of June 30, 2008, Mr. Pandelisev has provided short term operating capital to the company in the amount of $54,214.  These are non-interest bearing demand loans.

NOTE 6.                      CONVERTIBLE NOTES

During the years ended December 31, 1997, 1996 and 1995 the Company issued Series A Convertible Unsecured Promissory Notes (the Notes) in the total aggregate principal of $200,000.  The Notes bore interest at 10% payable quarterly commencing December 31, 1995 through maturity on December 31, 1999.  Any notes that were not paid at maturity would continue to bear interest at 10% per annum until paid.

The notes were convertible into shares of common stock at the rate of four (4) shares of common stock for each one dollar principal amount of note (after giving effect to a subsequent 4 for 1 stock split).   As of December 31, 1999, notes in the aggregate principle amount of $85,000 had been converted by the holders into 340,000 shares of common stock, leaving notes with a principal balance of $115,000 outstanding.

The notes also provided the Company with the opportunity to redeem any unconverted notes after the December 31, 1999 maturity date at the rate of 2,500 common shares for every $5,000 in notes payable converted if certain interest and profit sharing payments were made by the maturity date.  The Company did not satisfy the conditions for redemption of the notes and therefore was not eligible to redeem the notes at maturity on December 31, 1999.

Because the Company was unable to pay the remaining notes in full on their maturity date, the Company’s board approved the issuance of two shares of common stock for each one dollar principal amount of notes, or an aggregate of 230,000 shares, in March 2000 as a gesture of goodwill to the note holders.  The Company recorded an expense of $57,500 resulting from the issuance of these shares.

As of December 31, 2005, total principle and accrued interest on the notes was $230,000.  Because no collection demands had been made by the holders of the notes during the six years following the maturity date of the notes to December 31, 2005, the Company was advised that any claim by a note-holder would be barred by the statute of limitations under Arizona law. Accordingly the Company wrote off its liability on the notes as of December 31, 2005, and recorded contributed capital of $230,000 at December 31, 2005.

NOTE 7.                      PROVISION FOR INCOME TAXES

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  The total deferred tax asset is $399,048 as of December 31, 2007 which is calculated by multiplying a 22% estimated tax rate by the cumulative NOL of $1,813,853 the total valuation allowance is a comparable $399,048.

The provision for income taxes for the period ended December 31, 2007 and 2006 is calculated by applying the statutory rate of 22% to the income/(loss) from continuing operations and deducting appropriate taxes and allowances as follows:

Year Ended December 31,	2007	2006
Deferred Tax Asset	$13,905	$28,776
Valuation Allowance	(13,905)	(28,776)
Current Taxes Payable	0.00	0.00
Income Tax Expense	$0.00	$0.00

Below is a chart showing the operating losses from continuing operations and the years in which they will expire.

Year	Amount	Expiration
1994	$33,292	2014
1995	236,109	2015
1996	192,969	2016
1997	175,534	2017
1998	220,547	2018
1999	154,943	2019
2000	231,985	2020
2001	80,558	2021
2002	16,760	2022
2003	18,063	2023
2004	142,763	2024
2005	116,326	2025
2006	130,799	2026
2007	63,206	2027

Total	$1,813,853

CRC Crystal Research Corporation
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(June 30, 2008 and December 31, 2007 as restated)

NOTE 8.                      USE OF PATENTS LICENSE, COMMITMENTS AND CONTINGENCIES

On September 25, 2006, the Company entered into a License Agreement with Single Crystal Technologies, Inc. (“SCT”), under which the Company holds a non-exclusive, worldwide license to use and employ certain intellectual property rights (Patents) owned by SCT to manufacture, use and sell scintillation crystals, well logging assemblies, scintillation crystal plate assemblies and gamma camera plate assemblies.

SCT is owned by Kiril A. Pandelisev, the Company’s sole officer and director.  Under the License Agreement, the Company is not obligated to pay SCT the license fee of $50,000 until it raises at least $500,000 in capital.  However, the Company is obligated to pay certain patent filing and maintenance fees as described below as part of cost of the license.  The Company has not recorded a liability to SCT for the $50,000 because it is uncertain at this time that the Company will be able to raise sufficient capital to trigger the obligation to make this payment.

The terms of the License agreement also obligate the Company to pay all the patent filing and maintenance fees associated with all the patents held and new patents developed by SCT, Inc.  The agreement also grants to the Company exclusive rights to use any patents and patent improvements developed by either SCT or the Company during the license period.

During the year ended December 31, 2007 the actual costs paid by a related party on behalf of the Company is $18,000 for legal fees associated with patent improvement and maintenance fees related to the license agreement.

During the period ended June 30, 2008 the Company paid actual patent maintenance costs of $7,070.

In addition, the Company will be obligated to pay SCT royalties in varying percentages based on the revenues received from products that incorporate the technology licensed to the Company under the License Agreement.  In the event the Company fails to commence the production of products incorporating the technology licensed under the License Agreement within two years of the date of the Agreement, SCT may terminate the License Agreement at its option.

NOTE  9.                      THE EFFECT OF RECENTLY ISSUED ACCOUNTING  STANDARDS

Below is a listing of the most recent Statement of Financial Accounting Standards (SFAS) SFAS 155-157 and their effect on the Company.

Statement No. 155 – Accounting for Certain Hybrid Financial Instruments

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS No. 133, Accounting for Derivatives Instruments and Hedging Activities and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities.  SFAS No. 155 amends SFAS No. 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows.  SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instrument.

Statement No. 156 – Accounting for Servicing of Financial Assets

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets, which provides an approach to simplify efforts to obtain hedge-like (offset) accounting.  This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. The Statement (1) requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations; (2) requires that a separately recognized servicing asset or servicing liability be initially measured at fair value, if practicable; (3) permits an entity to choose either the amortization method or the fair value method for subsequent measurement for each class of separately recognized servicing assets or servicing liabilities; (4) permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by an entity with recognized servicing rights, provided the securities reclassified offset the entity's exposure to changes in the fair value of the servicing assets or liabilities; and (5) requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the balance sheet and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS No. 156 is effective for all separately recognized servicing assets and liabilities as of the beginning of an entity's fiscal year that begins after September 15, 2006, with earlier adoption permitted in certain circumstances. The Statement also describes the manner in which it should be initially applied.

CRC Crystal Research Corporation
(A Development Stage Company)
NOTES TO UNAUDITED FINANCIAL STATEMENTS
(June 30, 2008 and December 31, 2007 as restated)

NOTE  9.                      THE EFFECT OF RECENTLY ISSUED ACCOUNTING  STANDARDS - continued

Statement No. 157 – Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, to clarify how to measure fair value and to expand disclosures about fair value measurements.  The expanded disclosures include the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value on earnings and is applicable whenever other standards require (or permit) assets and liabilities to be measured at fair value.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.

The adoption of these new Statements is not expected to have a material effect on the Company’s current financial position, results or operations, or cash flows.

NOTE  10.                   SUBSEQUENT EVENTS

On January 22, 2008 the company entered in to a consulting agreement with Mirador Consulting Inc. (Mirador) for Investor Relations consulting.  The Company issued 300,000 restricted common shares to Mirador upon execution of the agreement.  Subsequently, the agreement was nullified and Mirador provided notice that the certificate was returned.  Accordingly, the company has affected an administrative hold on the stock until the certificate is received.

NOTE 11.                    RESTATED FINANCIALS

The Company has restated its December 31, 2007 and 2006 financial statements as follows:

Balance Sheets

Corrected error in commons shares reported as issued and outstanding on December 31, 2007 from 12,327,805 shares to 12,327,449 shares consistent with the Statement of Stockholders equity.

Income Statements

Reformatted statements to display Other Income/(Expenses) rather than Extraordinary Items and to reclassify the reported $230,000 gain on expiration of debt and $660,000 gain on write-off of accrued liabilities as $890,000 contributed capital.  This had the effect of increasing the reported inception to date loss by $890,000 from $923,853 to $1,813,853.

Corrected the classification of Impairment of Manufacturing Equipment as an Operating Expense rather than an Extraordinary Item and reclassified Interest Expense as an Other Expense rather than an Operating Expense.

Separated Basic and Diluted Loss per share to individual components and added the inception to date calculations.

Statements of Stockholders Deficit

Contributed Capital of $890,000 is added in the period ended December 31, 2005.

Statements of Cash Flow

The $230,000 gain on expiration of debt and the $660,000 gain on write-off of accrued liabilities is corrected to show contributed capital of $890,000 in the inception to date column.

Notes to Audited Statements

A Note 6 entitled “CONVERTIBLE NOTES” was added to disclose the conversion and write-off of convertible notes.

The Company restated its March 31, 2008 financial statements as follows:

Balance Sheet, Statement of Operations and Statement of Cash Flow

The Company recorded $1,955 additional accounts payable for patent maintenance fees associated with its license agreement.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Crystal Research in connection with registering the sale of the common stock. Crystal Research has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees		$5,000.00
Accounting Fees		$4,500.00
Blue Sky Qualification Fees	$

Total		$9,500.00

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

CRC Crystal Research Corporation’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Crystal Research indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Crystal Research request as an officer or director. Crystal Research may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, Crystal Research’s best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Crystal Research shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Crystal Research shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Crystal Research or is or was serving at the request of Crystal Research as a director, officer, employee or agent of Crystal Research, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Crystal Research. Crystal Research shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of CRC Crystal Research Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

The Company is authorized to issue 450,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share.  As of December 31, 2006, there were 10,659,449 shares of common stock outstanding, and no shares of preferred stock outstanding.   On June 10, 2006, the Company effected a four for one stock split.  All share amounts herein are adjusted to give effect to the stock split.

On December 3, 2007 the Company registered 4,000,000 common shares and 2,000,000 options to purchase common shares under an S-8 Non-Qualified Stock Compensation Plan to assist in the acquisition of services and provide incentives for employees as it executes its business plan of which zero shares have been issued or committed as of December 31, 2007.  The Company subsequently withdrew the S-8 filing in May 2008.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES - continued

The Company did not issue any shares of common stock in 2005.

The Company issued 6,979,844 shares of common stock in 2006 in the following transactions:

•
On June 10, 2006, the Company issued 469,844 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.0025 per share, or $1,175.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

•
On June 10, 2006, the Company issued 400,000 shares of common stock to the CEO as a result of his exercise of an option to purchase such shares at $0.25 per share, or $100,000.  The purchase price was paid by the cancellation of indebtedness from the Company to the CEO in an equal amount.

•	On June 10, 2006, the Company issued 5,800,000 shares of common stock to the CEO in satisfaction of $232,000 of indebtedness from the Company to CEO, or $0.04 per share.

•	On June 10, 2006, the Company issued 300,000 shares of common stock to six unrelated parties for services rendered to the Company. The shares were valued at $0.04 per share.

•	On September 30, 2006, the Company issued 10,000 shares of common stock to an unrelated person for services rendered to the Company. The shares were valued at $0.04 per share.

The Company issued 1,668,000 shares of common stock during the period ended December 31, 2007 as follows:

•	On June 15, 2007 the Company issued 1,050,000 common shares at $0.01 for professional consulting services of $10,500.

•
On October 1, 2007 the Company issued 440,000 common shares to four board members for services in lieu of cash at $0.05 per share or $22,000 and 178,000 common shares at $0.05 per share to convert accounts payable of $8,900.

Warrants and Options

Information relating to warrant activity during 2006 and 2005 follows:

Warrants Outstanding at December 31, 2004	1,169,844
Less: Warrants Issued/Exercised	0
Less: Warrants Expired	0

Total Warrants outstanding at December 31, 2005	1,169,844
Less: Warrants Exercised	869,844
Less: Warrants Expired	0

Total Warrants Outstanding at December 31, 2006	300,000

On December 31, 2007, the Company had warrants outstanding for the purchase of an aggregate of 300,000 shares of its Common Stock, which are summarized in the table below.

	Warrants	Exercise	Expiration
	Outstanding	Price	Date

	140,000	$0.50	19-Oct-2008
	160,000	$0.50	08-Apr-2010

Total	300,000

All exercise prices and share amounts have been adjusted to account for a 4:1 stock split effected on June 10, 2006.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

ITEM 16.    EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

2	Agreement and Plan of Merger Dated September 20, 2006 *

3.1	Articles of Incorporation dated June 9, 2006*

3.2	Amended and Restated Bylaws dated February 9, 2007*

3.3	Amendment to Articles of Incorporation dated September 22, 2006*

5	Opinion of Joseph L. Pittera, Esq.

10	September 25, 2006 Licensing Agreement Between CRC and SCT

23.1	Consent of Independent Auditor

23.2	Consent of Counsel (See Exhibit 5)

99.1	Employment Agreement of Dr. Kiril Pandelisev

99.2	Employment Agreement of Charlie Searock

99.3	Employment Agreement of Don Meyer

*Incorporated by reference to Form 10-SB filed February 13, 2007.

ITEM 17.   UNDERTAKINGS.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Crystal Research includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Mesa, State of Arizona on August 21 , 2008.

CRC Crystal Research Corporation
(Registrant)

By:	/s/ Kiril A. Pandelisev
Name: Kiril A. Pandelisev
Title: President, Treasurer, and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Kiril A. Pandelisev	CEO and Director	August 21, 2008
Dr. Kiril A. Pandelisev

/s/ Charles J. Searock	President and Director	August 21, 2008
Lt. Gen. Charles J. Searock

/s/ Dr. Don Jackson	Director	August 21, 2008
Dr. Don Jackson

/s/ Dr. Shariar Motakef	Director	August 21 2008
Dr. Shariar Motakef

/s/ Alexander Ostrogorsky	Director	August 21, 2008
Prof. Alexander Ostrogorsky

/s/ Don Meyer	Principal Financial Officer and	August 21, 2008
Don Meyer	Principal Accounting Officer